UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )

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Mannatech, Incorporated
(Name of Registrant as Specified In Its Charter)

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COPPELL, TEXAS

April 21, 2010

Dear Shareholder:

This letter extends to you a personal invitation to join us at our 2010 Annual Shareholders’ Meeting on Wednesday, June 9, 2010, at 3:00 p.m., Central Daylight Time, at the Grapevine Convention Center located at 1209 South Main Street, Grapevine, Texas.

At this year’s meeting, you will vote on the election of 2 Class II directors, the ratification of the appointment of our independent registered public accounting firm, and the approval of amendments to the 2008 Stock Incentive Plan to permit a one-time stock option exchange program.

We have enclosed with this letter an official notice of our 2010 Annual Shareholders’ Meeting and proxy statement, which contains further information about the items to be voted on and information about the meeting itself including a description of the matters to be considered and acted on at our 2010 Annual Shareholders’ Meeting.

REMEMBER, regardless of the number of shares that you hold, your vote is very important to our business and to us. Whether or not you plan to attend our 2010 Annual Shareholders’ Meeting, we urge you to cast your vote by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received, or if you received a paper copy of the proxy card, to mark, date, sign and return the proxy card in the envelope provided. You may still vote in person if you attend the meeting, even if you have given your proxy.

We want to thank you for your ongoing support and we hope to see you at our 2010 Annual Shareholders’ Meeting.

Sincerely,

J. Stanley Fredrick Chairman of the Board

MANNATECH, INCORPORATED
NOTICE OF OUR 2010 ANNUAL SHAREHOLDERS’ MEETING
TO BE HELD ON JUNE 9, 2010

TO THE SHAREHOLDERS OF MANNATECH, INCORPORATED,

The 2010 Annual Shareholders’ Meeting of Mannatech, Incorporated will be held at the Grapevine Convention Center, located at 1209 South Main Street, Grapevine, Texas, on Wednesday, June 9, 2010, at 3:00 p.m., Central Daylight Time, for the following purposes:

•	Proposal 1 - To elect Mr. J. Stanley Fredrick and Mrs. Patricia A. Wier as Class II directors.

•	Proposal 2 - To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm, for the year ending December 31, 2010.

•	Proposal 3 - To approve amendments to the 2008 Stock Incentive Plan to permit a one-time stock option exchange program.

To act upon such other matters as may properly come before our annual meeting.

Our Board of Directors has set the close of business on April 16, 2010 as the record date for the determination of shareholders entitled to receive notice of and to vote at our 2010 Annual Shareholders’ Meeting or any adjournment(s) thereof.

By order of our Board of Directors,

J. Stanley Fredrick
Chairman of the Board

Coppell, Texas
April 21, 2010

IMPORTANT

Whether or not you expect to attend the 2010 Annual Shareholders’ Meeting, we strongly urge you to cast your vote by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received, or if you received a paper copy of the proxy card, to mark, date, sign and return the proxy card in the envelope provided, prior to the meeting on June 9, 2010, to help ensure the presence of a quorum for the meeting and to save the expense and extra work of additional solicitation. Voting by proxy by any method prior to the meeting will not prevent you from attending the 2010 Annual Shareholders’ Meeting or revoking your prior vote and voting at the 2010 Annual Shareholders’ Meeting.

In accordance with rules promulgated by the SEC, we are providing access to our proxy materials, including this proxy statement and our annual report on Form 10-K, for the year ended December 31, 2009, over the Internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The notice contains instructions on how to access those proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials. All shareholders who do not receive a notice will receive a paper copy of our proxy materials by mail. We believe that this new process will reduce the environmental impact and lower the costs of printing and distributing our proxy materials.

MANNATECH, INCORPORATED
600 South Royal Lane, Suite 200
Coppell, Texas 75019

PROXY STATEMENT FOR OUR 2010 ANNUAL SHAREHOLDERS’ MEETING
TO BE HELD ON JUNE 9, 2010

GENERAL INFORMATION ABOUT OUR 2010 ANNUAL SHAREHOLDERS’ MEETING

General Information

Our Board of Directors is soliciting the enclosed proxy for use at our 2010 Annual Shareholders’ Meeting to be held on June 9, 2010 at 3:00 p.m., Central Daylight Time, at the Grapevine Convention Center located at 1209 South Main Street, Grapevine, Texas. The Notice of Internet Availability of Proxy Materials is being mailed or delivered on or about April 30, 2010, to shareholders of record owning our common stock on the close of business on April 16, 2010. Paper copies of our Proxy Materials are being mailed or delivered on or about May 4, 2010, to shareholders of record who have previously requested to receive paper copies of Proxy Materials. The list of frequently asked questions is attached to this proxy statement as Appendix A. Unless otherwise stated, all references in this proxy statement to “Mannatech,” the “Company,” “us,” “our,” or “we” are to Mannatech, Incorporated, a Texas corporation.

Shareholders Entitled to Vote

Shareholders who owned our common stock as of the close of business on April 16, 2010, the record date, are called “shareholders of record” and are entitled to vote at the 2010 Annual Shareholders’ Meeting. As of April 16, 2010, we had 26,489,388 outstanding shares of our common stock, $0.0001 par value per share, which is our only class of outstanding voting securities. As of April 16, 2010, we had approximately 3,300 shareholders that held their common stock directly and approximately 10,000 beneficial shareholders who held their common stock through approximately 140 brokers who represent approximately 73% of our total common stock outstanding. Each share of our common stock entitles a shareholder to one vote. A complete list of direct shareholders entitled to vote at the 2010 Annual Shareholders’ Meeting will be available for examination by shareholders for purposes pertaining to the 2010 Annual Shareholders’ Meeting at our corporate headquarters in Coppell, Texas during normal business hours from May 28, 2010 until June 8, 2010. The shareholder list will also be available for review prior to and during the 2010 Annual Shareholders’ Meeting to be held on June 9, 2010. A shareholder who wants to examine the list prior to our Annual Shareholders’ Meeting should arrange an appointment by contacting our Investor Relations department at (972) 471-6512.

Voting in Person

If you are a registered shareholder deemed to have direct ownership over your Mannatech common stock and plan to attend the 2010 Annual Shareholders’ Meeting, you may deliver your completed and signed proxy card in person. If your Mannatech shares are held in street name by a broker, and you wish to vote in person at the 2010 Annual Shareholders’ Meeting, you will need to obtain a legal proxy form from your broker or bank that holds your shares of record and you must bring that document to the 2010 Annual Shareholders’ Meeting.

Voting by Proxy

The proxy process is the means by which shareholders can exercise their rights to vote for the election of directors and other strategic corporate proposals. The notice of meeting and this proxy statement provide notice of a scheduled shareholder meeting, describe the directors presented for re-election, include information regarding the selection of BDO Seidman, LLP as our independent registered public accounting firm for 2010 and include other information required to be disclosed to shareholders. Shareholders may vote by telephone or through the Internet, or by returning a proxy card, without having to attend the shareholder meeting in person.

By executing a proxy, you authorize Gerald E. Gilbert, to act as your proxy to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary shareholder approval of proposals, a “quorum” of shareholders (a majority of the issued and outstanding shares of common stock as of the record date entitled to vote) must be represented at the meeting in person or by proxy. Since few shareholders can spend the time or money to attend shareholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the shareholder vote. It is important that you attend the meeting in person or grant a proxy to vote your shares to assure a quorum is present so corporate business may be transacted. If a quorum is not present, we must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of our company or our shareholders.

Properly executed votes by proxy received prior to or at the 2010 Annual Shareholders’ Meeting on June 9, 2010 or at any adjournment(s) or postponement(s) thereof will be counted by Broadridge Financial Solutions, Inc., our Inspector of Elections. If a shareholder specifies how such shareholder’s proxy-vote is to be cast on any business to come before the meeting, such proxy-vote will be voted in accordance with such specifications. If no specification is made on a properly executed proxy-card, the shareholder’s vote by proxy will be voted “FOR” each of our 3 proposals as consistent with the recommendations made by our Board of Directors.

Revoking or Changing a Proxy

A shareholder may revoke a vote by proxy at any time prior to the 2010 Annual Shareholders’ Meeting. If you are a registered holder deemed to have direct ownership over your Mannatech common stock, your proxy can be revoked by (i) timely delivery of a written revocation delivered to B. Keith Clark, General Counsel and Corporate Secretary, Mannatech Incorporated, 600 South Royal Lane, Suite 200, Coppell Texas 75019; (ii) submission of another valid proxy bearing a later date; or (iii) attendance at the 2010 Annual Shareholders’ Meeting in person and notice to the Inspector of Elections that you intend to vote your shares in person. If your Mannatech shares are held in street name by a broker or bank (“broker”), you must contact your broker in order to revoke your proxy, but generally, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the 2010 Annual Shareholders’ Meeting and voting in person.

Effects of Not Voting

The effect of not voting depends on how you own your shares. If you own shares directly, as a registered holder, rather than through a broker, your unvoted shares will not be represented at our meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected. If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described below, if you own your shares through a broker and you do not vote, your broker may or may not vote your shares, depending upon the proposal.

If you own your shares through a broker and you do not vote, your broker may vote your shares at its discretion on “routine matters.” However, with respect to other proposals, a broker may not vote a non-voting shareholder’s shares. With respect to proposals on which a broker may not vote a non-voting shareholder’s shares, the aggregate number of non-voted shares is reported as “broker non-votes” (shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote) and counted only for purposes of determining a quorum.

Recently, NYSE and SEC rule changes were enacted affecting how shares held in brokerage accounts are voted in director elections. If you do not vote your shares on Proposal 1 (Election of Directors) your brokerage firm cannot vote them for you and they will remain unvoted. Previously your broker may have voted your shares for you in director elections if it did not receive instructions from you. However, starting January 1, 2010, brokers are no longer able to vote your shares for you in director elections if they do not receive instructions from you due to changes to NYSE Rule 452. Therefore, it is very important that you vote your shares for all proposals including the election of directors. In addition, if you do not vote your shares on Proposal 3 (Incentive Plan Amendments), your brokerage firm cannot vote them for you and they will remain unvoted. Proposal 2 (Ratification of Auditors) set forth in this proxy statement is a routine matter on which brokers will be permitted to vote non-votes shares.

Direct Ownership

For the purpose of determining how to vote your shares at the 2010 Annual Shareholders’ Meeting, registered holders are deemed to have “direct ownership” over their Mannatech shares if they hold their original stock certificates directly in their name. This is typically evidenced by the receipt of our mailings directly from us or from our transfer agent, Computershare.

Beneficial Ownership

For the purposes of determining how to vote your shares at the 2010 Annual Shareholders’ Meeting, you are deemed to have “beneficial ownership” over your Mannatech shares if you (i) previously deposited your stock certificates with a broker; (ii) purchased your shares directly through a broker; or (iii) sent your stock certificates to a broker to be deposited into your brokerage account. Beneficial ownership is typically evidenced by a shareholder’s receipt of our mailings from either a broker or through a solicitor, which is usually Broadridge Financial Solutions, Inc.

As a beneficial owner, a shareholder still holds Mannatech shares, but neither we nor our transfer agent has access to any list of individual shareholders’ names from the various brokers. The only information our transfer agent has concerning shareholders who own stock through a broker is the broker’s name, the aggregate total number of shares held by each broker on behalf of their clients, and the aggregate number of votes cast for any of our proposals.

WE CAUTION OUR SHAREHOLDERS THAT each brokerage firm has a unique set of voting instructions. As a result, a shareholder should always read all the information provided in each of the proxy information packets received and follow the specific voting instructions enclosed in each packet with respect to applicable telephone numbers, Internet addresses, mailing addresses, and attending or voting at the 2010 Annual Shareholders’ Meeting.

If a shareholder receives more than one proxy information packet, such shareholder’s shares are registered in more than one account. Again, remember that each proxy information packet may have different voting instructions, account or control numbers, mailing addresses, Internet addresses, and telephone numbers. As a result, each shareholder should be cautioned to use only the set of voting instructions, account and control numbers, addresses, and telephone numbers provided in such shareholder’s proxy information packet to ensure such shareholder’s vote for all of its owned shares is properly included in the tabulation of votes for our meeting.

Beneficial shareholders are also instructed to read their proxy-voting card instructions given to them by their brokers or their brokers’ solicitors prior to the meeting in order to obtain instructions on how to vote at the meeting. If a beneficial shareholder does not follow the brokers’ specific instructions, our Inspector of Elections is not allowed to count such beneficial shareholder’s vote by ballot at the 2010 Annual Shareholders’ Meeting.

Tabulating the Votes

A representative from Broadridge Financial Solutions, Inc., which will act as our Inspector of Elections, is responsible for tabulating the votes for the 2010 Annual Shareholders’ Meeting. The presence, in person or by proxy, of the holders of at least a majority of the shares of our common stock outstanding as of April 16, 2010, our record date, is necessary to establish a quorum for the 2010 Annual Shareholders’ Meeting. Abstentions and broker “non-votes,” if any, will be counted as shares present and entitled to vote for purposes of determining a quorum for the 2010 Annual Shareholders’ Meeting. A broker “non-vote” occurs when brokers do not receive a properly executed proxy and, therefore, have not been given discretionary power to vote shares on behalf of the beneficial holders thereof. If a proxy-voting card is signed by the shareholder but submitted without specific voting instructions, the shareholder’s vote will automatically be counted as a vote “FOR” Proposal 1 (Election of Directors), Proposal 2 (Ratification of Auditors), and Proposal 3 (Incentive Plan Amendments).

For Proposal 1 (Election of Directors) — Assuming a quorum is obtained, our Class II directors will be elected by a plurality of the shares represented, in person or by proxy, at the 2010 Annual Shareholders’ Meeting and entitled to vote. This means that the 2 nominees receiving the highest number of affirmative votes at the meeting will be elected as our 2 Class II directors. Votes marked “FOR ALL” will be counted in favor of both nominees, except to the extent a shareholder specifies differently. Votes marked “WITHHOLD ALL” will be counted against both nominees. To specify differently, a shareholder must check the “FOR ALL EXCEPT” box and then write the names of the nominees for whom the shareholder wishes to vote against. Votes marked “WITHHOLD ALL” have no effect on the vote since a plurality of the votes is required for the election of each nominee. Shareholders may not abstain from voting with respect to the election of directors.

A shareholder cannot write-in the names of additional nominees when voting by proxy. However, at the meeting, shareholders of record will be allowed to write-in additional names of nominee(s) on the ballot. To write-in a nominee on the ballot, the shareholder will need to check the “FOR ALL EXCEPT” box and identify each of the nominees for which the shareholder does not wish to vote in the space provided. The shareholder will then be allowed to write-in only as many nominees as the shareholder has withheld votes from. For example, if there are a total of 2 nominees listed on the ballot and the shareholder wishes to withhold its vote for 1 of the 2 nominees, the shareholder should list the name of 1 nominee for whom the vote is withheld and write-in 1 additional name for nominee to our Board of Directors.

For Proposal 2 (Ratification of Auditors) — If a quorum is obtained, and a majority of the shares represented, in person or by proxy, at the 2010 Annual Shareholders’ Meeting and entitled to vote, are in favor of Proposal 2 (Ratification of Auditors), the ratification of the appointment of our independent registered public accounting firm for the year ended December 31, 2010, will be approved. Votes marked “FOR” Proposal 2 (Ratification of Auditors) will be counted in favor of the ratification of the appointment of our independent registered public accounting firm for the year ended December 31, 2010. An abstention from voting on Proposal 2 (Ratification of Auditors) will be treated as a vote against the ratification of the appointment of our independent registered public accounting firm for the year ended December 31, 2010.

For Proposal 3 (Incentive Plan Amendments) — If a quorum is obtained, and a majority of the shares represented, in person or by proxy, at the 2010 Annual Shareholders’ Meeting and entitled to vote, are in favor of Proposal 3 (Incentive Plan Amendments), our 2008 Stock Incentive Plan will be amended to permit a one-time stock option exchange program. Votes marked “FOR” Proposal 3 (Incentive Plan Amendments) will be counted in favor of amendment of the 2008 Stock Incentive Plan to permit a one-time stock exchange program. An abstention from voting on Proposal 3 (Incentive Plan Amendments) will be treated as a vote against Proposal 3 (Incentive Plan Amendments). A broker non-vote will be treated as a vote against Proposal 3 (Incentive Plan Amendments).

(OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.)

Solicitation of Proxy-Votes

We may solicit proxy-votes through the mail, in person, and by telecommunications. We will bear all expenses in preparing, printing, and mailing the proxy materials to our shareholders.

Admission and Voting at Our 2010 Annual Shareholders’ Meeting

Voting at the 2010 Annual Shareholders’ Meeting is limited to shareholders of record having evidence of ownership as of the record date, April 16, 2010. If your shares are NOT held in your name, we may require you to show evidence of your ownership at our meeting. Evidence typically includes your proxy-voting card or your brokerage statement showing proof of stock ownership as of the close of business on April 16, 2010, such as your May 2010 brokerage statement or a printout of shares held at the close of April 16, 2010. At our 2010 Annual Shareholders’ Meeting, shareholders of record will be given a ballot upon verification of stock ownership.

We will tape the meeting in its entirety and therefore we will not allow any other cameras or recording equipment in the meeting room. As a courtesy and as time permits, we will provide a brief question and answer period for our shareholders of record.

Shareholders of record will be given ballots upon verification of stock ownership. REMEMBER that beneficial shareholders must obtain a power of attorney form or legal proxy from their brokers prior to the meeting in order for their votes by ballot to be counted since their brokers may have already reported their shares as “broker non-votes”. Prior to our June 9, 2010 meeting, beneficial shareholders are strongly urged to read their proxy-voting card instructions on how to vote at our 2010 Annual Shareholders’ Meeting. They should also contact their brokers by the Monday prior to our 2010 Annual Shareholders’ Meeting to ensure they obtain the proper paperwork in order to vote at our meeting. If a beneficial shareholder does not follow its broker’s instructions, our Inspector of Elections will not count such shareholder’s vote by ballot at the 2010 Annual Shareholders’ Meeting. The instructions are usually located on the back of each proxy-voting card.

Shareholder Procedures for Nominating Board Members or Introducing Proposals

a) For the 2010 Annual Shareholders’ Meeting

For the 2010 Annual Shareholders’ Meeting, the deadline for recommending a nominee for nomination to our Board of Directors expired on December 31, 2009. A shareholder of record is prohibited from writing in nominees for our Board of Directors on their proxy-voting card. However, a shareholder of record may write-in nominees for our Board of Directors on its ballot at the 2010 Annual Shareholders’ Meeting by following the instructions outlined above on page 4, under the heading “Tabulating the Votes.” We reserve the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

The deadline for submitting written shareholder proposals that comply with all applicable provisions of Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, and are intended to be presented at our 2010 Annual Shareholders’ Meeting for inclusion in our proxy statement and proxy-voting card expired on January 1, 2010.

Subject and pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, as amended, we have not been given notice of any shareholder proposals intended to be presented at the 2010 Annual Shareholders’ Meeting without inclusion in our proxy statement. Because we did not receive notice of any shareholder proposals intended to be presented at the 2010 Annual Shareholders’ Meeting by March 17, 2010, your properly executed proxy card will confer discretionary authority on the holder of your proxy to vote your shares, in the manner the holder so chooses, on any such shareholder proposals properly presented at the 2010 Annual Shareholders’ Meeting. Our Board of Directors reserves the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. We also did not receive any nominees for directors from shareholders for the 2010 Annual Shareholders’ Meeting.

b) For our 2011 Annual Shareholders’ Meeting

Under our Fourth Amended and Restated Bylaws, dated August 8, 2001, as amended (our “Bylaws”), the Nominating and Governance Committee of our Board of Directors recommends all candidates for nomination to our Board of Directors. If a shareholder would like our Nominating and Governance Committee to consider specific candidates for nomination to our Board of Directors, a shareholder should deliver written notice to our Chief Financial Officer at our United States corporate headquarters, located at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019, or fax (972) 471-7342. Written notice of such proposed candidates for director should be delivered no later than December 31, 2010 to allow our Board of Directors time to consider such persons for nomination at our 2011 Annual Shareholders’ Meeting. The written notice should include the candidates’ full name, age, biographical background, and qualifications.

Our Chief Financial Officer is required to forward all written notices received to our Nominating and Governance Committee. Our Nominating and Governance Committee consists of four independent directors who review each proposed candidate and submits a recommended list of proposed candidates to our Board of Directors. Our Board of Directors then approves a list of proposed candidates, which are the only nominees that are listed on our ballot, the proxy-voting card, and our proxy statement on Schedule 14A. We expect to file our 2011 proxy statement with the United States Securities and Exchange Commission on or before April 30, 2011.

Proposals by shareholders that comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and are intended to be presented at our 2011 Annual Shareholders’ Meeting must be delivered in writing to our Chief Financial Officer at our United States corporate offices, on or before January 1, 2011, in order to be eligible for inclusion in our 2011 proxy statement and proxy-voting card.

Subject to and pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, as amended, if a shareholder proposal is intended to be presented at our 2011 Annual Shareholders’ Meeting without inclusion in our 2010 proxy statement, and notice of such proposal is not submitted in writing to our Chief Financial Officer by March 17, 2011, then with regard to any such shareholder proposals, a properly executed proxy card for our 2011 Annual Shareholders’ Meeting will confer discretionary authority on the holder of a shareholder’s proxy to vote such shareholder’s shares in the manner the proxy holder so chooses. However, our Board of Directors reserves the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

A copy of our Bylaws is published on our corporate website or may be obtained upon written request to our General Counsel, Mr. B. Keith Clark, at our United States headquarters located at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019. In addition, our Bylaws were furnished as Exhibits 3.2 and 3.1 to our Form 10-K and Form 8-K, respectively, filed with the United States Securities and Exchange Commission on March 16, 2007 and December 6, 2007, respectively.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Bylaws provide for a classified Board of Directors, divided into 3 staggered classes – I, II, and III. The terms of office for each of these classes are scheduled to expire on the date of our annual shareholders’ meeting in 2012, 2010, and 2011, respectively. All of our Class II directors are up for election at the 2010 Annual Shareholders’ Meeting.

Nominees. Our Board of Directors has nominated Mr. J. Stanley Fredrick and Mrs. Patricia A. Wier as nominees for election as our Class II directors. Once elected, each of our Class II directors’ terms will expire on the earlier of the date of our 2013 Annual Shareholders’ Meeting or the date of such director’s disqualification, resignation, death, or removal. The nominees’ biographical information is as follows:

•
J. Stanley Fredrick has served as a Class II director since September 2001. From November 2003 through January 2009, Mr. Fredrick served as the Lead Director for our Board of Directors. In January 2009, Mr. Fredrick was elected to serve as the Chairman of the Board. In 2003, Mr. Fredrick was a founding board member of Professional Bank in Dallas, Texas, which is a boutique bank that provides certain financial resources to its customers. Mr. Fredrick also serves on the Professional Bank Audit Committee and Compensation Committee. He co-founded Cameo Couture, Inc., which operated as Colesce Couture, a distributor of intimate apparel, and Colony House, Inc., a private label cookware company, both of which operated through direct selling channels. Mr. Fredrick also co-founded Irving National Bank Shares, a commercial bank holding company, and served as a consultant to the bank from 1994 until it was sold in 2000. Mr. Fredrick has been actively involved for over 30 years in the Direct Selling Association, a national trade association of leading firms that manufacture and distribute goods and services directly to consumers. He has served on the Direct Selling Association’s Board and various committees of its Board. From 1987 to 1988, Mr. Fredrick served as Chairman of the Direct Selling Association and from 1988 to 1990, he served as Chairman of the Direct Selling Education Foundation. He has been inducted into the Direct Selling Association’s highest honor, the “Hall of Fame,” as well as into the Direct Selling Education Foundation “Circle of Honor.” Mr. Fredrick received a B.A. in English from Central State University, in Edmond, Oklahoma.

•
Patricia A. Wier has served as a Class II director since October 2003 and as Chairman of our Audit Committee from October 2003 until February 2007. In February 2007, Mrs. Wier began serving as Chairman of our Nominating and Governance Committee. Mrs. Wier owns Patricia Wier, Inc., which provides consulting services to various companies. Mrs. Wier served as President of Encyclopedia Britannica North America from 1986 until her retirement in 1994. From 1991 until she retired in 2005, Mrs. Wier also served on the board of NICOR Inc., a publicly traded gas utility company, and served as Chairman of NICOR’s Audit Committee and as a member of NICOR’s Compensation Committee. Mrs. Wier was a member of the Direct Selling Association from 1977 until 1994 and was inducted into the Direct Selling Association’s highest honor, the “Hall of Fame.” Mrs. Wier received a B.A. in English Literature from the University of Missouri, in Kansas City, Missouri and an M.B.A. in General Management from the University of Chicago, in Chicago, Illinois. Mrs. Wier is a life member of the Council of the Graduate School of Business at the University of Chicago and is a member of the Council of Regents for Lewis University.

 (OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THESE NOMINEES. A “FOR ALL” VOTE ON A PROXY OR BALLOT WILL BE SO VOTED UNLESS A CONTRARY VOTE IS INDICATED BY THE SHAREHOLDER.)

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholder ratification of the selection of our independent registered public accounting firm is not required by our Articles of Incorporation or Bylaws or other applicable legal requirements. However, our Board of Directors, as a matter of good corporate governance, has always sought shareholder ratification of the appointment of our independent registered public accounting firm. For the fiscal year ending December 31, 2010, our Board of Directors is seeking shareholder ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm.

Our Audit Committee appoints our independent registered public accounting firm on an annual basis. The decision is based on a number of factors including the scope of the audit, the independence of the auditors, the estimated audit fees, and any non-auditing services that are performed by the independent registered public accounting firm.

Representatives from BDO Seidman, LLP will attend the 2010 Annual Shareholders’ Meeting and will have the opportunity to make statements, if they so desire. They will also be available to respond to any appropriate questions from our shareholders.

Pre-Approval Policies and Procedures

All services provided by our independent registered public accounting firm must be preapproved by our Audit Committee. The non-audit services, specified in Section 10-A(g) of the Securities Exchange Act of 1934, as amended, may not be provided by our independent registered public accounting firm.

Each year, the approval of the estimated annual audit, audit-related services, and routine tax services takes place at an Audit Committee meeting. In addition, during the course of the year, requests for unforeseen or additional allowable services to be provided by our independent registered public accounting firm must be preapproved by our Audit Committee, except for those qualifying for the “de minimis exception.” The de minimis exception provides that the pre-approval requirements for certain non-audit services may be waived if:

•
the aggregate amount of such non-audit services provided constitutes not more than 5% of the total fees paid to our independent registered public accounting firm in the calendar year that such non-audit services are provided;

•	such services were recognized as non-audit services at the time they were provided; and

•	such services are promptly brought to the attention of our Audit Committee.

Our Audit Committee may delegate to its Chairman the authority to grant pre-approvals. In such event, the decisions of the Chairman of the Audit Committee regarding pre-approvals will then be presented to our full Audit Committee at the next scheduled meeting.

Our independent registered public accounting firm provides a revised estimate for the year, by project, for all planned and approved services to our Chief Financial Officer prior to each regularly scheduled Audit Committee meeting. The revised estimate is then reviewed at our Audit Committee meeting.

Fees Paid to Our Independent Registered Public Accounting Firm

For the years ended December 31, 2009 and 2008, we were billed the following fees by our current independent registered public accounting firm, BDO Seidman, LLP, as follows:

Type of Service	2009	2008
	(in thousands)
Audit Fees, including the audit of our consolidated financial statements and annual report on Form 10-K, assessment of our internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, review of our quarterly financial statements and quarterly reports filed on Form 10-Q, and international statutory audits	$1,001	$1,144
Audit-Related Fees, including fees related to the annual audit of employee 401(k) benefit plan	23	23
Tax Fees, including fees for tax services, tax advice, transfer pricing, state, and international tax consultation	128	115
All Other Fees, related to all other services including expatriation issues and miscellaneous consulting and advisory services	—	—
Total Fees	$1,152	$1,282

The “de minimis exception” described above was not used for any fees paid to BDO Seidman, LLP in 2009 and 2008. All fees were pre-approved by our Audit Committee. As of April 20, 2010, we were advised by BDO Seidman, LLP that neither the firm, nor any member of its firm, had any direct or indirect financial interest in any capacity in our Company. The members of our Audit Committee believe the payment of all fees set forth above did not prohibit BDO Seidman, LLP from maintaining its independence.

(OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED ACCOUNTING FIRM.)

PROPOSAL 3 — APPROVAL OF AMENDMENTS TO THE 2008 STOCK INSENTIVE PLAN TO PERMIT A ONE-TIME STOCK OPTION EXCHANGE PROGRAM

Overview and Reasons for the Exchange Program

We are seeking shareholder approval of amendments (the “Amendments”) to our 2008 Stock Incentive Plan (“2008 Plan”), to authorize a one-time stock option exchange program (the “Exchange Program”).  If implemented, the Exchange Program would allow our employees, including our executive officers, and directors to surrender certain outstanding stock options with an exercise price that is greater than the current trading price of our stock (such stock options are referred to as “out-of-the-money” options) in exchange for a fewer number of stock options at a lower exercise price.  The Exchange Program is structured as a value for value exchange.

If our shareholders approve this proposal, the Board of Directors intends to commence the Exchange Program as soon as practicable after the annual meeting.  If our shareholders do not approve this proposal, the Exchange Program will not take place.

Like many companies, we have experienced a significant decline in our stock price over the last two years in connection with the global financial crisis, the continuing poor economic conditions and other challenges facing our business.  While we have made significant strides in reducing overhead and strengthening our financial position, our stock price has not recovered to pre-crisis levels.

Our employees hold a significant number of stock options with exercise prices that greatly exceed both the current market price of our common stock and the average market price of our common stock over the prior 12 months.  Further, there can be no assurance that our efforts to transform our business and improve our performance will ultimately result in significant increases in our stock price in the near term.  Thus, the Board of Directors and the Compensation and Stock Option Plan Committee believe these out-of-the-money options no longer provide the intended long-term incentive and retention objectives.  The Board of Directors and the Compensation and Stock Option Committee believe the Exchange Program is an important component in our strategy to align employee and shareholder interests through our equity compensation programs.  We believe that, if approved by our shareholders, the Exchange Program would provide the following benefits:

•
The Exchange Program would motivate eligible employees to continue to build shareholder value and achieve future stock price growth by exchanging out-of-the-money stock options with little or no perceived value for stock options that will have a value that is directly correlated with our stock price.

•
The Exchange Program would recapture a portion of the value from compensation costs previously incurred with respect to outstanding out-of-the-money stock options. Regardless of whether the Exchange Program is implemented, and with respect to the participants eligible for the option exchange, the Company will be obligated to recognize approximately $0.3 million of compensation expense over the next 3 years, in addition to the $2.4 million already expensed for the outstanding out-of-the-money options through March 31, 2010. Because the value of the replacement stock options will not exceed the value of the stock options cancelled, the stock option exchange will not result in an increase in compensation expense. Accordingly, the stock option recipients will be receiving new awards that provide retention and motivational benefits with no additional accounting charges.

•
The Exchange Program would result in a reduction in the number of potential shares to be issued under outstanding option grants since the number of the replacement options to be granted will be substantially less than the number of surrendered stock options. Accordingly, the potential dilution of shareholders’ interests provided by these awards will decrease.

•
The replacement options that will vest over a three-year period will assist us in retaining key employees. We believe the new grants will provide meaningful long-term retention incentive for participating employees to remain with us in order to vest in and benefit from the new awards.

As of March 31, 2010, the closing price per share of our outstanding common stock was $3.34. The table below reflects information as of March 31, 2010 regarding the outstanding out-of-the-money stock options:

Number of Shares Underlying Eligible Options as of March 31, 2010		Per-Share Exercise Price		Weighted Average Remaining Life of Options as of March 31, 2010
	6,000	$20.64		5.02
	14,449	$17.05		5.29
	28,000	$15.60		6.89
	20,000	$15.13		4.20
	17,000	$14.99		6.63
	30,000	$13.82		6.41
	25,000	$12.44		5.42
	25,000	$12.23		5.76
	44,158	$11.21		6.20
	30,000	$7.98		7.50
	25,000	$7.46		7.98
	25,000	$7.45		3.60
	55,000	$7.31		7.43
	24,000	$6.39		7.89
	41,500	$6.03		8.22
	500	$4.00		1.11
	30,000	$3.81		9.42
	136,500	$3.56		9.90
	75,000	$3.53		8.88
	16,667	$3.49		3.17
Total:	668,774	$7.83	(1)	7.55

(1) Weighted average per share exercise price.

If our shareholders do not approve the Amendments to permit the Exchange Program, the outstanding options will remain outstanding in accordance with their existing terms.

Interests of Our Directors and Executive Officers in the Exchange Program

Our directors and executive officers will be permitted to participate in the Exchange Program.  The following table shows the number of shares subject to eligible options held by our directors and executive officers as of March 31, 2010 and the number of shares subject to replacement options that they may receive assuming, for purposes of illustration only, that: (1) each director and executive officer decides to exchange all of his or her eligible options and (2) the exercise price and the fair value of the replacement options are $3.34 and $1.91, respectively.

Directors and Executive Officers	Total Shares Underlying Eligible Options	Number of Shares Subject to Replacement Options
Stephen D. Fenstermacher	87,000	82,110
Robert A. Sinnott, Ph.D.	42,000	22,960
Randy S. Bancino	—	—
B. Keith Clark	42,000	22,150
Claire E. Zevalkink	30,000	28,570
Alfredo Bala	36,000	24,050
Natalie L. Clark	20,000	12,100
Gary M. Spinell	28,000	17,500
J. Stanley Fredrick	15,300	7,620
Gerald E. Gilbert	43,258	29,540
Larry A. Jobe	34,158	17,550
Alan D. Kennedy	48,467	29,480
Marlin Ray Robbins	11,150	5,870
Robert A. Toth	25,000	17,010
Patricia A. Wier	48,441	27,730
Total	510,774	344,240

Summary of Material Terms

The Exchange Program authorized by the Amendments, if approved by our shareholders, would provide for the following:

•
The Exchange Program will be open to the members of our Board of Directors and all employees, including executive officers, who are employed by us as of the start of the Exchange Program and remain employees through the date the Exchange Program ends (collectively, the “Eligible Optionholders”).  Eligible Optionholders will be permitted to exchange all, or none, of the eligible options (as described below) for replacement options on a grant-by-grant basis.

•
The exchange ratio or ratios of shares subject to eligible options surrendered in exchange for replacement options granted will be determined in a manner intended to result in the grant of replacement options that have a fair value approximately equal to the fair value of the eligible options they replace.  The exchange ratio or ratios will be established shortly before the commencement of the Exchange Program and will depend on the original exercise price of the eligible option and the then-current fair value of the option (calculated using the Black-Scholes option pricing model).

•
The Exchange Program will not be a one-for-one exchange.  Instead, participating optionholders will receive replacement options covering fewer shares of common stock (with a lower exercise price) than are covered by the eligible options surrendered.

•	Each replacement option will have an exercise price per share equal to the closing price per share of our common stock on the date of grant.

•
None of the replacement options will be vested on the date of grant.  Replacement options exchanged for eligible options will vest in three equal annual installments beginning 12 months after the grant date.

•
The Exchange Program will begin as soon as practicable after our shareholders approve Proposal 3 (Incentive Plan Amendments) at our 2010 annual shareholders’ meeting.  The Board of Directors and the Compensation and Stock Option Plan Committee will determine the commencement date.

While the terms of the Exchange Program are expected to be materially similar to the terms described in this proposal, the Board of Directors and the Compensation and Stock Option Plan Committee may change the terms of the Exchange Program in their sole discretion, and may determine not to implement the Exchange Program even if shareholder approval is obtained.

Description of the Exchange Program

Implementing the Exchange Program.  We have not commenced the Exchange Program and will not do so unless our shareholders approve this proposal.  If we receive shareholder approval for the Amendments, the Exchange Program may commence at a time determined by the Board of Directors or the Compensation and Stock Option Committee, with terms expected to be materially similar to those described in this proposal.  Even if the shareholders approve this proposal, the Board of Directors or the Compensation and Stock Option Plan Committee may still later determine not to implement the Exchange Program.  We currently anticipate that the Exchange Program will commence as soon as practicable following approval of this proposal by our shareholders.

Upon commencement of the Exchange Program, Eligible Optionholders will receive written materials (the “Offer to Exchange”) explaining the terms and timing of the Exchange Program.  Employees would be given at least 20 business days (or such longer period as we may elect to keep the Exchange Program open) to elect to exchange all, or none, of their eligible options, on a grant-by-grant basis, for replacement options.  After the Offer to Exchange is closed, the shares underlying the eligible options surrendered for exchange would be retired and available for future grants, and the Compensation and Stock Option Plan Committee would approve grants of replacement options to participating employees in accordance with the applicable exchange ratios. All such replacement options would be granted under the 2008 Plan and would be subject to the terms of that plan.

At or before commencement of the Exchange Program we will file the Offer to Exchange and other related documents with the SEC as part of a tender offer statement on Schedule TO.  Employees, as well as shareholders and members of the public, will be able to access the Offer to Exchange and other documents we file with the SEC free of charge from the SEC’s website at www.sec.gov or by accessing our website at www.mannatech.com.

If you are both a shareholder and an employee holding eligible options, please note that voting to approve the stock option exchange program does not constitute an election to participate in the Exchange Program.

Eligible Options.  To be eligible for exchange under the Exchange Program, an out-of-the-money stock option, as of a date specified by the terms of the Offer to Exchange (which date will be not more than 20 business days prior to the date that the Exchange Program commences), must not (i) have a per share exercise price at or below the trading price of our common stock as reported by NASDAQ and (ii) expire before the closing date of the Offer to Exchange.

Eligible Participants.  The Exchange Program will be open to members of our Board of Directors and all eligible employees, including our executive officers.  To be eligible, an individual must be employed by us or serve on our Board of Directors on the date the Offer to Exchange commences and must remain employed or on the Board of Directors through the date that replacement options are granted.  In addition, terminated employees and retired employees will not be eligible to participate in the Exchange Program.

Exchange Ratio.  The exchange ratios will be designed to result in a fair value, for accounting purposes, of the replacement options that will be approximately equal to the fair value of the eligible options that are surrendered in the exchange (based on valuation assumptions made when the Offer to Exchange commences).  The ratios will be designed to make the grant of replacement options accounting expense neutral.  The actual exchange ratios will be determined by the Compensation and Stock Option Plan Committee shortly before the Exchange Program commences.

The exchange ratios will be established by grouping together eligible options with similar exercise prices and assigning an appropriate exchange ratio to each grouping.  We may also treat all eligible options as one group with a single exchange ratio.  The exchange ratios will be based on the fair value of the eligible options (calculated using the Black-Scholes option pricing model) within the relevant grouping.  The calculation of fair value using the Black-Scholes option pricing model takes into account many variables, such as the volatility of our stock price, dividend yield, risk-free interest rates, and the expected term of an option. Setting the exchange ratios in this manner is intended to result in the issuance of replacement options that have a fair value approximately equal to or less than the fair value of the surrendered eligible options they replace.  Structuring the Exchange Program in this manner will eliminate any additional compensation cost that we must recognize for the replacement options, other than compensation expense that we believe will be immaterial that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs.

Although the exchange ratios cannot be determined now, we can provide an example if we make assumptions regarding the start date of the Offer to Exchange, the fair value of the eligible options immediately prior to the exchange, and the fair value of the replacement stock options.  On April 7, 2005, we granted 2,000 stock options with an exercise price of $20.64.  For illustration purposes, assume we were to begin the Exchange Program on March 31, 2010, and the exercise price of the replacement options is $3.34, the closing price per share of our Common Stock on the Exchange Program commencement date. Also, assume that on March 31, 2010, the fair value of the stock options with an exercise price of $20.64 and the fair value of the replacement stock options with an exercise price of $3.34 was $0.63 and $1.91 per option, respectively, determined using the Black-Scholes option pricing model. If the optionholder elects to participate in the Exchange Program, the 2,000 stock options we issued on April 7, 2005 would be eligible to be exchanged for approximately 660 replacement options, or at a ratio of approximately 3-to-1, calculated as follows: the fair value of the out-of-the-money eligible option grant of approximately $1,260 (2,000 options times $0.63 fair value per option) divided by $1.91, the fair value of the replacement options.

The foregoing exchange ratio is provided merely as an example of how we would determine the exchange ratio if we were commencing the exchange offer based on the above assumptions.  We will apply the same methodology once these factors are decided closer to the time of commencement of the Exchange Program.  The total number of replacement options a participating employee will receive with respect to a surrendered eligible option will be determined by converting the number of shares underlying the surrendered eligible option according to the applicable exchange ratio and rounding down to the nearest whole share.  The exchange ratios will be applied on a grant-by-grant basis.

If we assume that all eligible options (as of March 31, 2010) remain outstanding and the optionholders remain eligible to participate, the following table summarizes information regarding the eligible options and the replacement options that would be granted in the exchange as of March 31, 2010:

Exercise Price Range	Total Shares Underlying Eligible Options	Weighted Average Exercise Price of Eligible Options	Weighted Average Exchange Ratio	Number of Shares Underlying Replacement Options That May Be Granted
$3.49 and up	668,774	$7.83	1.35-to-1.00	497,360

Election to Participate.  Participation in the Exchange Program will be voluntary.  Eligible Optionholders will be permitted to exchange all, or none, of the eligible options for replacement options on a grant-by-grant basis.

Exercise Price of Replacement Options.  All replacement options will be granted with an exercise price equal to the closing price of our common stock on the replacement option grant date as reported by NASDAQ.

Vesting of Replacement Options.  None of the replacement options will be vested on the date of grant.  Replacement options exchanged for surrendered options will vest in three equal annual installments beginning 12 months after the grant date

Term of the Replacement Options.  The replacement options will have a ten-year term.

Accounting Treatment. The Company accounts for stock-based compensation in accordance with the authoritative guidance requiring the compensation cost relating to share-based payment transactions to be recognized in the Company’s consolidated statements of income. The cost is measured at the grant date, based on the calculated fair value of the award using the Black-Scholes option pricing model for stock options. The cost is recognized as an expense over the employee’s requisite service period (the vesting period). Under the authoritative guidance, the exchange of options under the Exchange Program is treated as a modification of the existing options for accounting purposes.  Accordingly, we will recognize the remaining unamortized compensation cost of the surrendered options, if any, as well as the incremental compensation cost of the replacement options granted in the Exchange Program, ratably over the vesting period of the replacement options.  The incremental compensation cost will be measured as the excess, if any, of the fair value of each replacement option granted to employees in exchange for surrendered eligible options, measured as of the date the replacement options are granted, over the fair value of the surrendered eligible options in exchange for the replacement options, measured immediately prior to the cancellation on a grant-by-grant basis.  Because the exchange ratios will be calculated to result in the fair value of surrendered eligible options being approximately equal to the fair value of the options replacing them, we do not expect to recognize any significant incremental compensation expense for financial reporting purposes as a result of the Exchange Program.  In the event that any of the replacement options are forfeited prior to their vesting due to termination of service, the incremental compensation cost for the forfeited replacement options will not be recognized.  We would, however, still recognize any of the original unamortized compensation expense from the surrendered options that would have been recognized under the original vesting schedule.

U.S. Federal Income Tax Consequences.  We believe the exchange of eligible options for replacement options pursuant to the Exchange Program should be treated as a non-taxable exchange and neither we nor any of our employees should recognize any income for U.S. federal income tax purposes upon the surrender of eligible options and the grant of replacement options.  The tax consequences of the Exchange Program are not, however, entirely certain, and the Internal Revenue Service is not precluded from adopting a contrary position.  The law and regulations themselves are also subject to change.  All Eligible Optionholders are urged to consult their own tax advisors regarding the tax treatment of participating in the Exchange Program under all applicable laws prior to participating in the Exchange Program. A more detailed summary of the applicable tax considerations to participating employees will be provided in the Offer to Exchange.

Potential Modification to Terms or Termination to Comply with Governmental or Other Requirements.  The terms of the Exchange Program will be described in an Offer to Exchange that will be filed with the SEC.  Although we do not anticipate that the SEC will require us to materially modify the Exchange Program’s terms, it is possible that we will need to alter the terms of the Exchange Program to comply with comments from the SEC.  Changes in the terms of the Exchange Program may also be required for tax purposes for participants as the tax treatment of the Exchange Program is not entirely certain.  The Compensation and Stock Option Plan Committee will retain the discretion to make any such necessary or desirable changes to the terms of the Exchange Program for purposes of complying with comments from the SEC or minimizing any adverse tax consequences.  Additionally, even if shareholder approval of the Exchange Program is obtained, we may decide not to implement the Exchange Program.  The Board of Directors reserves the right, in its sole discretion, to amend, suspend, modify, or terminate the Exchange Program at any time for any reason prior to the expiration of the Exchange Program.

Plan Benefits Relating to the Option Exchange Program

Because participation in the Exchange Program is completely voluntary, the benefits or amounts that will be received by any participant if this proposal is approved and the Exchange Program is implemented, are not currently determinable. We are not able to predict how many eligible directors and employees, including our executive officers, will elect to participate, how many eligible stock options will be surrendered for exchange or the number of the replacement stock options that may be granted.

Effect on Shareholders

We are unable to predict the precise impact of the Exchange Program on our shareholders because we are unable to predict how many eligible directors and employees will exchange their eligible stock options. The Exchange Program was designed in the aggregate to be expense-neutral to our shareholders while reducing the potential dilution.

Text of Amendments to Existing 2008 Stock Incentive Plan

In order to permit the Company to implement the Exchange Program in compliance with the 2008 Plan and applicable NASDAQ listing rules, the Compensation and Stock Option Plan Committee and the Board of Directors approved the Amendments subject to approval by the Company’s shareholders.  The Amendments would add a new section 3.7 and restate section 4.2 in the 2008 Plan, which sections, as amended, would read as follows:

“3.7           Option Exchange Program. The Board shall have the authority to institute one, and only one, Option Exchange Program.  Such Option Exchange Program must commence no more than six months after the date of approval by the shareholders of the Company, and shall be subject to the requirements of Section 6 hereof and to the conditions set forth in this Section 3.7.

(a)           Each eligible Optionholder will be permitted to exchange all, or none, of the Options deemed eligible for exchange for replacement Options (the “Eligible Options”) on a grant-by-grant basis.

(b)           The Board shall determine, before the commencement of the Option Exchange Program, the exchange ratio of shares of Common Stock subject to each Eligible Option surrendered in exchange for replacement Options granted, which ratio will depend on the original exercise price of the Eligible Option and the then-current fair value of the Option (calculated using the Black-Scholes option pricing model).  The Board shall determine the exchange ratio or ratios in a manner intended to result in the grant of replacement Options that have a fair value approximately equal to the fair value of the Eligible Options they replace.

(c)           In any event, the number of shares of Common Stock subject to Options under the Option Exchange Program shall be reduced, such that each replacement Option will provide for the purchase of fewer shares of Common Stock than were subject to the Eligible Option surrendered in exchange for the replacement Option.

(d)           Replacement Options exchanged for Eligible Options will be unvested and non-exercisable on the Date of Grant.  The replacement Options will vest and become exercisable in three equal annual installments beginning 12 months after their Date of Grant.

(e)           Such other terms as have been approved by the Company’s shareholders.”

Section 4.2 would be deleted and replaced with the following:

“4.2.        Reversion of Shares to the Share Reserve.  If any Award shall for any reason expire or otherwise terminate, in whole or in part, or is surrendered pursuant to an Option Exchange Program, the shares of Common Stock not acquired under such Award shall revert to and again become available for issuance under the Plan.  If shares of Common Stock issued under the Plan are reacquired by the Company pursuant to the terms of any forfeiture provision, including the Right of Repurchase of unvested Common Stock under Section 11.7, such shares shall again be available for purposes of the Plan.”

Summary of 2008 Stock Incentive Plan

General Description. The purpose of our 2008 Plan is to enhance our ability and the ability of our affiliates to obtain and retain the services of the types of employees, consultants, and directors (collectively “the Participants”) who will contribute to our long-range success and to provide incentives that are linked directly to increases in share value, which will inure to the benefit of all of our shareholders. Pursuant to the 2008 Plan, eligible recipients may be granted one or more of the following awards: stock options and restricted stock (each an “Award”). Options granted under the 2008 Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-statutory stock options.

Administration. Our Board of Directors administers the 2008 Plan.

Shares Reserved. The shares with respect to which Awards may be made under the 2008 Plan are authorized but unissued shares of our common stock and shares of our common stock that we have reacquired. The maximum aggregate number of shares of common stock that may be issued upon exercise of all Awards under the 2008 Plan is 1,000,000 shares plus any shares that were reserved under our 2000 Stock Option Plan but not yet subject to issued Awards and any shares of our common stock underlying Awards granted pursuant to our 2000 Stock Option Plan prior to the effective date of the 2008 Plan that expire, are forfeited or terminate for any reason without having been exercised in full.

Eligibility. Awards other than incentive stock options may be granted to the employees, directors, and consultants, of the Company and our parent companies and subsidiaries. Incentive stock options may be granted only to the employees of the Company and its affiliates. The Company’s Board of Directors, in its discretion, approves all Awards to be granted under the 2008 Plan.

Transferability of Awards. Unless otherwise determined by the Company’s Board of Directors, most Awards granted under the 2008 Plan are not transferable other than by a domestic relations order, the laws of descent and distribution or certain limited not-for-value transfers to family members.

Limitation on Awards. Under the 2008 Plan, no employee may be granted Awards covering more than 500,000 shares during any single fiscal year.

Stock Options

Exercise Price. Our Board of Directors determines the exercise price of options at the time the options are granted. Subject to certain exceptions, no stock option, including an incentive stock option, may have an exercise price less than the fair market value of a share of the Company’s common stock on the date of grant. The exercise price of an incentive stock option granted to a ten percent shareholder may not be less than 110% of the fair market value of a share of the Company’s common stock on the date of grant of such option. The fair market value of a share of the Company’s common stock is generally determined to be the closing sales price as quoted on the NASDAQ Global Market for the date the value is being determined.

Exercise of Option; Form of Consideration. The Company’s Board of Directors determines when options become exercisable. The means of payment for shares issued upon exercise of an option include cash, certified or bank check, or wire transfer, and such other payment methods as may be specified by the Company’s Board of Directors, including tender of Company shares previously owned by the exercising optionholder or broker-assisted same-day sale.

Term of Option. The term of an option may not be more than ten years from the date of grant. The term of an incentive stock option granted to a ten percent shareholder may not be more than five years from the date of grant. No option may be exercised after the expiration of its term.

Vesting. Each option granted under the 2008 Plan will become vested and exercisable pursuant to the vesting schedule set forth in the applicable option agreement.

Termination of Service. Unless otherwise provided in an option agreement or in an employment agreement, the terms of which have been approved by the Board of Directors, in the event that an optionholder’s service to the Company as an employee, consultant, or director terminates for any reason other than for death, disability, or for cause, such optionholder’s vested options will remain exercisable for a period of time ending on the earlier of i) the date three months following the termination of the optionholder’s service, or ii) the expiration of the term of the option as set forth in the applicable option agreement. Unless otherwise provided in an option agreement or in an employment agreement, the terms of which have been approved by the Board of Directors, in the event that an optionholder’s service to the Company as an employee, consultant, or director terminates as a result of the optionholder’s death or disability, such optionholder’s vested options will remain exercisable for a period of time ending on the earlier of i) the date that is twelve months following the termination of such optionholder’s service or ii) the expiration of the term of the option as set forth in the applicable option agreement. If an optionholder’s service to the Company as an employee, consultant or director is terminated by the Company for cause, all of such optionholder’s outstanding options, whether or not vested, shall be forfeited and expire as of the beginning of business on the date of the termination of such optionholder’s service for cause.

Repricing. Options may not be repriced, replaced, or regranted through cancellation or modification without shareholder approval.

Restricted Stock Awards

The Company’s Board of Directors may grant Awards of restricted stock, consisting of actual shares of the Company’s common stock, at its discretion.

Restrictions. At the time a grant of restricted stock is made, the Board of Directors may establish a restricted period applicable to the restricted stock during which the shares of restricted stock may not be sold, assigned, transferred or otherwise disposed of. The restricted period may expire upon the passage of time or the attainment of performance objectives as the Board of Directors, in its sole discretion, determines.

Consideration. The consideration for Awards of restricted stock shall be paid either: i) in cash at the time of purchase; or ii) in any other form that may be acceptable to the Board of Directors in its discretion including, without limitation, property, a stock for stock exchange or prior services that the Board of Directors determines have a value at least equal to the fair market value of such restricted stock.

Vesting. Restricted stock granted pursuant to the 2008 Plan will vest pursuant to the vesting schedule established in the applicable restricted stock award agreement. The Board of Directors at its discretion may provide for an acceleration of vesting in the terms of any restricted stock award agreement, at any time, including in the event a change in control of the Company occurs.

Termination of Service. Unless otherwise provided in a restricted stock award agreement or in an employment agreement, the terms of which have been approved by the Board of Directors, in the event a grantee’s service to the Company as an employee, consultant, or director terminates for any reason, the grantee shall forfeit all shares of restricted stock which have not vested as of the date of such termination under the terms of the applicable restricted stock award agreement and shall have no rights with respect to such shares of restricted stock.

Transferability. Restricted stock shall be transferable by the holder thereof only upon such terms and conditions as set forth in the applicable restricted stock award agreement.

Repurchase Right. Each restricted stock award agreement may provide that, following the termination of a grantee’s service to the Company as an employee, consultant, or director, the Company will have the right to repurchase such grantee’s unvested shares of restricted stock acquired under the 2008 Plan. The Company’s right to repurchase unvested restricted stock will be exercisable at a price equal to the lesser of the purchase price at which such restricted stock award was acquired under the 2008 Plan or the fair market value of such restricted stock (if an award of restricted stock is granted solely in consideration of past services without payment of any additional consideration, the unvested restricted stock award will be forfeited without any repurchase). The restricted stock award agreement may specify the period of time following a termination of a grantee’s service to the Company during which its right of repurchase may be exercised.

Adjustments on Changes in Capitalization, Merger, or Change in Control

Changes in Capitalization. In the event of any merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, stock split, dividend in property other than cash, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other change to the Company’s capital structure, appropriate equitable adjustments will be made to:

•	the aggregate number of shares of common stock or class of shares which may be purchased pursuant to Awards;
•	the number and/or class of shares of common stock covered by outstanding Awards;
•	the maximum number of shares of common stock with respect to which option awards may be granted to any single optionholder during any calendar year; and
•	the exercise price of any stock option in effect prior to such change.

Merger or Change in Control. In the event of a change in control, dissolution, liquidation or any corporate separation or division, including, but not limited to, a sale of all or substantially all of the assets of the Company or a merger or consolidation in which the Company is not the surviving entity, then the Company, to the extent permitted by applicable law, but otherwise in the sole discretion of the Board of Directors, may provide for: i) the continuation of all outstanding Awards (if the Company is the surviving entity); ii) the assumption of the 2008 Plan and all outstanding Awards by the surviving entity; iii) the substitution by the surviving entity of Awards with substantially the same terms for all outstanding Awards; iv) the cancellation of all outstanding Awards in exchange for consideration; or iv) the cancellation of all outstanding Awards without payment of any consideration.

Amendment and Termination of the 2008 Plan. The Board of Directors may amend, alter, suspend or terminate the 2008 Plan, or any part thereof, at any time and for any reason. However, it must obtain shareholder approval for any amendment to the 2008 Plan to the extent necessary and desirable to comply with any applicable laws of any securities exchange listing requirements. Generally, no such action by the Company’s Board of Directors or shareholders may alter or impair any Award previously granted under the 2008 Plan without the written consent of the grantee. The 2008 Plan will terminate on February 21, 2018, unless terminated earlier by the Company’s Board of Directors.

Federal Income Tax Consequences of the 2008 Plan

The following is a discussion of material United States federal income tax consequences to participants in the 2008 Plan. This discussion is based on statutory provisions, Treasury regulations thereunder, judicial decisions, and rulings of the Internal Revenue Service in effect on the date of this proxy statement. This discussion does not purport to be complete, and does not cover, among other things, state, local, or foreign tax treatment of participation in the 2008 Plan. Furthermore, differences in participants’ financial situations may cause federal, state, and local tax consequences of participation in the 2008 Plan to vary.

Non-Statutory Stock Options. Under current federal income tax law, the grant of a non-statutory stock option with an exercise price at or above fair market value under the 2008 Plan will have no federal income tax consequences to the Company or the participant. Generally, upon exercise of a non-statutory stock option, the excess of the fair market value of the Company’s common stock at the date of exercise over the exercise price, which is referred to as the “Spread,” is taxable to the participant as ordinary income.  All amounts taxable to a participant are deductible by the Company as compensation expense. The deduction will be allowed for the taxable year of the Company which includes the end of the taxable year in which the participant includes an amount in income.

Code Section 162(m) generally denies us a tax deduction for compensation that exceeds $1 million paid in a taxable year to our chief executive officer and each of our three highest compensated officers (other than our chief executive officer and our chief financial officer), subject to an exception for “performance-based compensation” as defined in Section 162(m). The 2008 Plan provides for granting stock options to executive officers who may be subject to Section 162(m) in a manner that is intended to satisfy the performance-based compensation exception. The Company reserves the authority, however, to award non-deductible compensation as it deems appropriate. In addition, notwithstanding the Company’s efforts, ambiguities and uncertainties regarding the application and interpretation of Section 162(m) make it impossible to provide assurance that performance-based compensation will, in fact, satisfy the requirements for deductibility under Section 162(m). Thus, Section 162(m) could limit the Company’s deductibility of compensation related to the exercise of options granted in the future under the 2008 Plan.

Generally, the shares received on exercise of a stock option under the 2008 Plan are not subject to restrictions on transfer or risks of forfeiture and, therefore, the participant will recognize income on the date of exercise of a non-statutory stock option. However, if the option holder is subject to Section 16(b) of the Exchange Act, the Section 16(b) restriction will be considered a substantial risk of forfeiture for tax purposes. Under current law, employees who are either directors or officers of the Company will be subject to restrictions under Section 16(b) of the Exchange Act during their term of service and for up to six months after termination of service. SEC Rule 16b-3 provides an exemption from the restrictions of Section 16(b) for the grant of derivative securities, such as stock options, under qualifying plans. Because the 2008 Plan will satisfy the requirements for exemption under SEC Rule 16b-3, the grant of Awards will not be considered a purchase and the exercise of the Awards to acquire the underlying shares of the Company’s common stock will not be considered a purchase or a sale. Thus, ordinary income will be recognized and the Spread will be measured on the date of exercise.

The taxable income resulting from the exercise by an employee of a non-statutory stock option will constitute wages subject to withholding and the Company will be required to make whatever arrangements are necessary to ensure that funds equaling the amount of tax required to be withheld are available for payment, including the deduction of required withholding amounts from the employee’s other compensation and requiring payment of withholding amounts as part of the exercise price. The participant’s tax basis for the Company common stock acquired is the sum of the exercise price and the taxable income recognized. A participant will recognize gain or loss on the subsequent sale of shares acquired upon exercise of a non-statutory stock option in an amount equal to the difference between the amount realized and the tax basis of the shares. The gain or loss will be long-term or short-term capital gain or loss, depending upon whether the shares have been held for more than one year.

Incentive Stock Options. There will be no federal income tax consequences to the Company or the employee as a result of the grant of an incentive stock option. The option holder also will not recognize income when the incentive stock option is exercised. However, incentive stock option treatment will only be available if the Participant has been an employee of the Company or its subsidiaries within three months of the date of exercise. Generally, the Company receives no deduction at the time of exercise.

In the event of a disposition of shares acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the employee has held the shares. If the employee does not dispose of the shares within two years after the incentive stock option was granted, or within one year after the incentive stock option was exercised and shares were purchased, then the employee should recognize the Spread as income characterized as long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods, then he or she must recognize ordinary income in the year of disposition, which is referred to as a “disqualifying disposition.” The amount of the ordinary income generally is determined under the rules applicable to non-statutory stock options (see above) based on the Spread at the date of exercise. However, the ordinary income will in no event exceed the amount of the gain realized on the sale, provided that the disposition involves an arm’s-length sale or exchange with an unrelated party. Any gain in excess of the amount taxed as ordinary income will be treated by the participant, as capital gain and loss. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant.

The Spread under an incentive stock option is treated as an adjustment in computing alternative minimum taxable income, which we refer to as “AMTI,” for the year of exercise  A subsequent disqualifying disposition of shares acquired upon exercise of an incentive stock option will eliminate the AMTI adjustment if the disposition occurs in the same taxable year as the exercise. A disqualifying disposition in a subsequent taxable year will not affect the alternative minimum tax computation in the earlier year.

Payment of Option Exercise Price in Shares. To the extent the participant pays all or part of the option exercise price of a non-statutory stock option by tendering shares of common stock owned, the tax consequences described above apply except that no income will be recognized on the number of shares of common stock received upon exercise which is equal to the number of shares surrendered in payment of the option exercise price and the exchanged shares will have the same tax basis and holding periods as the shares surrendered. The additional shares of common stock received upon exercise will have a tax basis equal to the amount of ordinary income recognized on exercise and a holding period which commences on the day following the date of recognition of the income. Under Treasury regulations, if an employee exercises an incentive stock option by tendering shares of Company common stock previously acquired by the exercise of an incentive stock option that have not satisfied statutory holding period requirements, a disqualifying disposition will occur and the employee will recognize income and be subject to other basis allocation and holding period requirements.

Restricted Stock Awards. Stock granted under the 2008 Plan may, in the determination of the Board of Directors, be subject to rights of repurchase and other transfer restrictions. The tax consequences of stock granted under the 2008 Plan depends on whether the stock is subject to restrictions and if so, whether the restrictions are deemed to create a “substantial risk of forfeiture” under Code Section 83 (for example, stock granted under the 2008 Plan which is subject to our right to repurchase the stock at a price that is less than fair market value which right lapses over a period of continued employment is considered a “substantial risk of forfeiture” under Section 83).

If stock is not subject to a “substantial risk of forfeiture,” the participant normally will recognize taxable ordinary income equal to the value of the stock in the year in which the stock is granted less the amount paid for that stock. If the stock is subject to a “substantial risk of forfeiture,” the participant normally will recognize taxable ordinary income as and when the “substantial risk of forfeiture” lapses, in the amount of the fair market value of the shares no longer subject to the “substantial risk of forfeiture” less the amount paid for the stock. Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the stock plus any amount recognized as ordinary income upon grant or vesting of the stock. The gain or loss will be long or short-term depending on how long the recipient held the stock.

A recipient of stock subject to a “substantial risk of forfeiture” may make an election under Section 83(b) to recognize ordinary income in the year the recipient purchases the restricted stock, rather than waiting until the “substantial risk of forfeiture” lapses. If the stock recipient makes a Section 83(b) election, the recipient will be required to recognize as ordinary income in the year the recipient purchases the stock the difference, if any, between the fair market value of the stock on the purchase date and the purchase price paid. If the stock recipient makes a Section 83(b) election, the recipient will not be required to recognize any income when the “substantial risk of forfeiture” lapses.

Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the stock recipient.

Compliance with Section 409A of the Code. Code Section 409A imposes requirements on nonqualified deferred compensation plans. The requirements include the timing of elections to defer, the timing of distributions and prohibitions on the acceleration of distributions. Failure to satisfy these requirements may result in the immediate taxation of the arrangement when there is no longer a substantial risk of forfeiture, the imposition of an additional 20% income tax on the participant and the possible imposition of penalty interest on the unpaid tax. Treasury regulations generally provide that the type of Awards provided under the 2008 Plan will not be considered nonqualified deferred compensation. However, some Awards could be covered by Section 409A. For example, the grant or modification of a stock option with an exercise price less than the fair market value of the underlying common stock could constitute nonqualified deferred compensation. In that event, the Board of Directors normally would expect to design and administer that Award in a manner that ordinarily should avoid adverse federal income tax consequences under Section 409A to any affected participant. Notwithstanding the foregoing, the 2008 Plan expressly provides that there is no commitment or guarantee that any federal, state, or local tax treatment will apply or be available to any person who participates or is eligible to participate in the 2008 Plan.

(OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENTS TO THE 2008 STOCK INCENTIVE PLAN TO PERMIT A ONE-TIME STOCK OPTION EXCHANGE PROGRAM)

CORPORATE GOVERNANCE

Overview

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently and maintaining our integrity in the marketplace. We have adopted a code of business conduct and ethics for our directors, officers, and employees, which, in conjunction with our Articles of Incorporation, Bylaws, and Board of Directors committee charters, form the framework for our corporate governance. All of these documents are available on our corporate website at www.mannatech.com.

Summary of All Directors and Executive Officers

The following table sets forth certain information regarding our executive officers and directors, including their ages as of April 20, 2010:

Name	Age	Position
Stephen D. Fenstermacher	57	Co-CEO and Chief Financial Officer
Robert A. Sinnott, M.N.S., Ph.D	45	Co-CEO and Chief Science Officer
Randy S. Bancino	49	President, Global Business Operations and Expansion
B. Keith Clark	47	Executive Vice President, Chief Legal Officer, and Corporate Secretary
Claire E. Zevalkink	56	Senior Vice President and Chief Global Marketing Officer
Alfredo Bala	49	Senior Vice President, Global Sales
Natalie L. Clark	49	Senior Vice President, North America
Gary M. Spinell	56	Senior Vice President, Finance and Administration
J. Stanley Fredrick	71	Chairman of the Board
Gerald E. Gilbert	76	Independent Board Member
Larry A. Jobe	70	Independent Board Member
Alan D. Kennedy	79	Independent Board Member
Marlin Ray Robbins	64	Non-employee Board Member
Robert A. Toth	57	Independent Board Member
Patricia A. Wier	72	Independent Board Member

The following biographical information about our directors and executive officers listed above is in alphabetical order:

Alfredo Bala joined Mannatech in September 2007 to serve as our Senior Vice President of Global Sales. Prior to joining Mannatech, Mr. Bala served from 1992 to 2006 as Chief Operating Officer for Britt Worldwide, LLC, one of the largest independent network marketing organizations for Amway, a global direct selling company. While with Britt Worldwide, Mr. Bala was heavily involved in the launch and re-launch of over 40 international markets. From 1983 to 1992, Mr. Bala served as a manufacturing plant manager for Bose Corporation. He received an Associates Degree in Electrical Engineering from the County College of Rhode Island. Mr. Bala is conversant and/or fluent in more than 13 languages.

Randy S. Bancino joined Mannatech in March 2009 to serve as our Senior Vice President of Global Business Operations. In December 2009, Mr. Bancino was named President of Global Business Operations and Expansion. After 15 years with one of the largest global companies in the direct selling industry, Mr. Bancino founded a training and consulting firm, Profitable Growth Partners, LLC, in 2006 that served clients ranging in size from small internet start-ups to Fortune 100 companies. Mr. Bancino also served as a college professor, general manager, chief information officer, and vice president of sales and marketing, working with various companies around the globe to drive strategic business growth. Mr. Bancino graduated from Grand Valley State University with a degree in Computer Science, and has a Master’s degree in Business Administration from Western Michigan University.

B. Keith Clark joined Mannatech in August 2006 to serve as our Senior Vice President, General Counsel, and Corporate Secretary. In December 2009, Mr. Clark was named Executive Vice President, Chief Legal Officer, and Corporate Secretary. Prior to joining Mannatech, Mr. Clark served as Senior Vice President and General Counsel from 2004 until August 2006 for Metromedia Restaurant Group, a subsidiary of Metromedia Company, which is one of the largest privately-held companies in the United States with holdings in the hospitality, energy, and telecommunications industries. From 1997 to 2004, Mr. Clark was employed by Pizza Inn, Inc., a publicly-traded international restaurant franchising company, and from 2002 to 2004, served as Pizza Inn, Inc.’s Senior Vice President - Corporate Development, General Counsel and Secretary. Mr. Clark received a B.S. degree with honors in Political Science from Texas Christian University in Fort Worth, Texas and received M.B.A. and J.D. degrees from the University of Texas at Austin, in Austin, Texas. In addition, Mr. Clark is a member of the State Bar of Texas and has also served on the board of directors of several non-profit organizations.

Natalie L. Clark has been with Mannatech since 1995 and has more than 15 years experience in the direct selling industry. In February 2010, she was named Senior Vice President, North America. Mrs. Clark has overseen the implementation of Mannatech’s strategic business plan, compliance department, call center, distribution center and development of the Company’s global compensation plan. Mrs. Clark has contributed to all facets of the Company such as managing a joint executive team in facilitating strategic plans, leading project management efforts to re-design a global Associate compensation plan, initiating an Associate Advisory Council and designing a recognition and incentive programs to award field leadership. In addition, Mrs. Clark acted as Interim Chief Information Officer, managed global compensation plan coordination and logistics for international expansion efforts, established the Compliance Department to enforce global policies and procedures and continues to manage both promotional and educational compliant messaging. She contributed in the development and implementation of a $35 million global IT project that integrated global Accounting, Tax, Distribution, Call Center, Sales Order, Commissions and Supply Chain. Mrs. Clark also developed and currently manages a customer care program.

Stephen D. Fenstermacher joined Mannatech in November 1998 to serve as our Vice President of Accounting and Controller. In October 1999, Mr. Fenstermacher was named Senior Vice President and Chief Financial Officer. In 2008, he began serving as our Executive Vice President and Global Chief Financial Officer and, in December 2009, was named Co-CEO and Chief Financial Officer. Prior to joining Mannatech, Mr. Fenstermacher was a consultant for Kibel, Green, Issa, Inc., a crisis management firm specializing in turnaround strategy and consulting. From April 1995 to October 1997, he served as Executive Vice President and Chief Financial Officer for The Johnny Rockets Group, Inc., a corporate and franchise restaurant chain. From 1991 to 1995, Mr. Fenstermacher served as Chief Executive Officer and Chief Financial Officer for On the Border Cafes, Inc. He was instrumental in the merger of On the Border Cafes, Inc. with Brinker International, Inc. Mr. Fenstermacher received a B.A. in Government from the University of Notre Dame, in Notre Dame, Indiana, and received an M.B.A. in Finance and Accounting from the University of Pittsburgh, in Pittsburgh, Pennsylvania.

J. Stanley Fredrick has served as a Class II director since September 2001. His current term as director expires in 2010. From November 2003 through January 2009, Mr. Fredrick served as the Lead Director for our Board of Directors. In January 2009, Mr. Fredrick was elected to serve as the Chairman of the Board. In 2003, Mr. Fredrick was a founding board member of Professional Bank in Dallas, Texas, which is a boutique bank that provides certain financial resources to its customers. Mr. Fredrick also serves on the Professional Bank Audit Committee and Compensation Committee. He co-founded Cameo Couture, Inc., which operated as Colesce Couture, a distributor of intimate apparel, and Colony House, Inc., a private label cookware company, both of which operated through direct selling channels. Mr. Fredrick also co-founded Irving National Bank Shares, a commercial bank holding company, and served as a consultant to the bank from 1994 until it was sold in 2000. Mr. Fredrick has been actively involved for over 30 years in the Direct Selling Association, a national trade association of leading firms that manufacture and distribute goods and services directly to consumers. He has served on the Direct Selling Association’s Board and various committees of its Board. From 1987 to 1988, Mr. Fredrick served as Chairman of the Direct Selling Association and from 1988 to 1990, he served as Chairman of the Direct Selling Education Foundation. He has been inducted into the Direct Selling Association’s highest honor, the “Hall of Fame,” as well as into the Direct Selling Education Foundation “Circle of Honor.” Mr. Fredrick received a B.A. in English from Central State University, in Edmond, Oklahoma.

Gerald E. Gilbert has served as a Class I director since June 2003 and he is the Chairman of the Compliance Committee. His current term as director expires in 2012. A former Assistant U.S. Attorney, from 1968 until his retirement in December 2002, Mr. Gilbert practiced law with the international law firm of Hogan and Hartson L.L.P. His legal and business expertise includes international trade, national trade associations, and various areas of consumer products. From 1968 to 1999, Mr. Gilbert served as General Counsel to the Direct Selling Association. Mr. Gilbert was the recipient of the “Hall of Fame Award,” which is the Direct Selling Association’s highest honor. He also served as General Counsel to the World Federation of Direct Selling Associations and the Tropical Forest Foundation. Mr. Gilbert served in the U.S. Naval Reserve from 1956 to 1992 and was promoted to Rear Admiral (Two Stars), the top ranking officer in the Naval Reserve JAG Corps. During his distinguished military service, Mr. Gilbert received numerous awards, including the “Legion of Merit”. He is also a Past National President of the Federal Bar Association. He received a B.A. degree in English from Denison University, in Granville, Ohio and a Juris Doctor from the University of Virginia School of Law, in Charlottesville, Virginia. Mr. Gilbert is a member of the State Bars of Virginia and the District of Columbia and is admitted to practice before the United States Supreme Court.

Larry A. Jobe has served as a Class I director since January 4, 2006. His current term as director expires in 2012. In February 2007, Mr. Jobe began serving as Chairman of our Audit Committee. Mr. Jobe serves as Chairman of Legal Network, Ltd., a firm he founded in 1993 that provides staffing and litigation support to law firms and corporate legal departments. He also currently serves as President and founder of P 1 Resources, LLC, which has provided engineering and light industrial staffing services to the construction industry since 1994. From 1991 to 1994, Mr. Jobe was Chairman and founder of Mitchell Jobe & Company, a provider of professional staffing services for government and industry. From 1973 to 1991, he served in various capacities, including member of the Executive Committee and Chairman of the Strategic Planning Committee, with the accounting firm Grant Thornton LLP. In 1969, he was appointed by President Richard Nixon to serve as the Assistant Secretary of Commerce for Administration at the United States Commerce Department. Mr. Jobe currently serves as the Chairman of Independent Bank of Texas and Chairman of the Audit Committee for U.S. Home Systems, Inc. In addition, Mr. Jobe serves as Chairman of the Audit Committee and a member of the Board of Directors of SWS Group, Inc., a Dallas-based New York Stock Exchange member. He is a Certified Public Accountant who received a B.B.A. degree in Accounting from the University of North Texas, in Denton, Texas. Mr. Jobe serves on the Board of the Dallas Seminary Foundation.

Alan D. Kennedy has served as a Class III director since June 2002 and he is the Chairman of the Science Committee. His current term as director expires in 2011. Mr. Kennedy has over 30 years experience with various direct selling companies. From 1998 until his retirement in December 2001, he served as President Worldwide for Tupperware Corporation, a publicly-traded company that distributes and sells various products in over 100 countries, primarily through direct selling channels. Since retiring, Mr. Kennedy continues to serve as a consultant to Tupperware Corporation. From 1989 to 1996, he served as President and Chief Executive Officer of Nature’s Sunshine Products, Inc., a publicly-traded, network marketing company that manufactures and markets nutritional and personal care products worldwide. From 1986 to 1989, Mr. Kennedy provided various consulting services to several direct selling companies. From 1982 to 1986, he served as Vice President of Sales Development for Avon Products, Inc., a publicly-traded, multinational manufacturer and distributor of cosmetics, toiletries, jewelry, chemicals and clothing. He received a B.A. degree, with honors, in Economics from Colgate University, in Hamilton, New York. His professional affiliations include serving as Chairman of the Direct Selling Association from 1995 to 1996 and serving as Chairman of the Direct Selling Educational Foundation from 1996 to 1997. In 2004, Mr. Kennedy was inducted into the Direct Selling Association’s highest honor, the “Hall of Fame.” He serves on the Board of the Direct Selling Educational Foundation and also serves on the Board of Regents for Mercersburg Academy, a private secondary school in Mercersburg, Pennsylvania.

Marlin Ray Robbins co-founded Mannatech and is a high-level independent associate. Mr. Robbins has served as a Class I director since June 2001and his current term as director expires in 2012. From 1992 to 1995, Mr. Robbins served on the Board of Republic Bank/NCNB. Mr. Robbins also served as a member of the Grand Prairie Independent School District Board from 1991 to 1994 and served as their President from 1993 to 1994. Mr. Robbins has over 25 years of experience with various network marketing and direct selling companies. He holds multiple positions in our global associates’ incentive network marketing system and is considered an expert regarding issues and critical needs related to building the success of our independent associates. Mr. Robbins has published a book related to his experience as an independent associate entitled You Can Too. He also helped to develop our global associate career and compensation plan. Mr. Robbins received a B.S. degree in Biology and Chemistry from Southwest Texas State University, in San Marcos, Texas. Mr. Robbins served in the active United States Army from 1969-1975 and as a helicopter pilot during the Vietnam War from 1971 to 1972. Mr. Robbins continued serving in the Army National Guard until 1983. During his service he was awarded thirteen air medals and the Bronze Star and reached the rank of Major.

Robert A. Sinnott, M.N.S., Ph.D. has served as our Chief Science Officer and Vice President since August 2005. In November 2006, Dr. Sinnott was promoted to Senior Vice President. In August 2008 he began serving as our Senior Vice President and Global Chief Science Officer and was named Co-CEO and Chief Science Officer in December 2009. He brings over thirteen years of experience in life sciences, chemistry, and biotechnology to Mannatech and was a founder of Larrea BioSciences Corporation (OTC BB symbol LRRA DB). From 1997 to 2003, Dr. Sinnott was a founding team member and Chairman of Biotechnology and Agribusiness for the Arizona Agribusiness and Equine Sciences Center at South Mountain Community College. From 1993 to 1996, Dr. Sinnott founded and served as Research Director of Gaiaventures, Ltd., a scientific consulting firm. Dr. Sinnott earned his B.S. degree in Botany, an M.N.S. in Natural Science, and a Ph.D. degree in Plant Sciences from Arizona State University, in Tempe, Arizona. During graduate school, Dr. Sinnott’s primary focus was plant medicinal chemistry and plant biotechnology, and his 1995 dissertation research focused on agricultural biotechnology of economic plants including the aloe vera plant.

Gary M. Spinell joined Mannatech in April 2006 to serve as our Vice President Treasury and Investor Relations. In February 2010, he was named Senior Vice President Finance & Administration. His responsibilities include Treasury, Investor Relations, Budgeting & Planning, Risk Management, Human Resources and Facilities. During his tenure with Mannatech, Mr. Spinell successfully launched the Public Relations and Investor Relations functions. His background in worldwide Treasury has helped ensure the safety of Mannatech’s investments as well as provide effective coordination, tracking and movement of funds worldwide. He has also led the financial budgeting and planning group by developing key metric reporting and business analysis providing management with key information to operate the business on a day-to-day basis. Prior to joining Mannatech, Mr. Spinell served as Vice President and Treasurer at Hotels.com, as well as Treasurer for Interactive Travel, a $15 billion dollar division of Interactive Corp, from March 2003 through September 2005. From May 1997 through December 2002, he was employed at Blockbuster, serving most of those years as Vice President, Assistant Treasurer. Mr. Spinell received an MBA in Finance and Marketing from Babson College. He also received a Bachelor of Science degree in Political Science and a minor in Economics from the State University of New York at Geneseo.

Robert A. Toth has served as a Class III director since March 2008 and he is the Chairman of the Compensation and Stock Option Plan Committee. His current term as director expires in 2011. Mr. Toth is Co-founder and Chairman of Tatra Spring LLC - a supply chain services company based in Poland. He is a director of the Knowtions Company - a performance support systems software firm based in Ringoes, New Jersey. Since 2006, he has worked in venture capital as a private investor focused on new business start ups in the technology sector. Mr. Toth has over 27 years of direct selling experience, most recently as President of Avon International from 2004 to 2005. In that capacity, his operations included over 120 countries with annual revenues in excess of $5.5 billion. Mr. Toth began his Avon career in customer service in 1978, then moved to U.S. sales and operations and was promoted to U.S. Director of Sales in 1989. He transitioned to Avon International in 1991 as Director of New Business Development, where he played a lead role in Avon’s market entry plan for Russia. He was based in Warsaw from 1993 to 1997 as Avon’s President of Central and Eastern Europe, where he established and led Avon Poland. From 1997 to 2004, Mr. Toth was based in London where he held a number of senior management positions including Group Vice President, Eastern Europe, Middle East and Africa (1997-1999), Senior Vice President, Europe, Middle East and Africa (1999-2002) and Executive Vice President for Asia-Pacific, Europe, Middle East and Africa (2002-2003). Mr. Toth graduated from LaSalle University in 1974 with a B.A. in Business Administration and was an officer in the U.S. Marine Corps from 1975 to 1978.

Patricia A. Wier has served as a Class II director since October 2003 and as Chairman of our Audit Committee from October 2003 until February 2007. Her current term as director expires in 2010. In February 2007, Mrs. Wier began serving as Chairman of our Nominating and Governance Committee. Mrs. Wier owns Patricia Wier, Inc., which provides consulting services to various companies. Mrs. Wier served as President of Encyclopedia Britannica North America from 1986 until her retirement in 1994. From 1991 until she retired in 2005, Mrs. Wier also served on the board of NICOR Inc., a publicly traded gas utility company, and served as Chairman of NICOR’s Audit Committee and as a member of NICOR’s Compensation Committee. Mrs. Wier was a member of the Direct Selling Association from 1977 until 1994 and was inducted into the Direct Selling Association’s highest honor, the “Hall of Fame.” Mrs. Wier received a B.A. in English Literature from the University of Missouri, in Kansas City, Missouri and an M.B.A. in General Management from the University of Chicago, in Chicago, Illinois. Mrs. Wier is a life member of the Council of the Graduate School of Business at the University of Chicago and is a member of the Council of Regents for Lewis University.

Claire E. Zevalkink joined Mannatech in September 2009 to serve as our Senior Vice President and Global Chief Marketing Officer. Ms. Zevalkink has extensive executive experience in the multi-level marketing industry which includes marketing, global brand management, brand communications, new business development and sales training. Ms. Zevalkink began working in the multi-level marketing industry in 1982. She led a marketing division through various stages of growth and profitability; developed and directed marketing strategies; managed a growing international marketing team; and created and implemented a multi-million dollar brand growth plan. Most recently, Ms. Zevalkink held the position as managing partner for Profitable Growth Partners, LLC, where she developed marketing and brand strategies for a number of growing multi-level marketing companies and created leadership training programs for client management teams. In January 2009, as a consultant, Ms. Zevalkink took on the role of acting Vice President, Field Development and Training for Mannatech. In June 2009, she began serving as interim Chief Marketing Officer at Mannatech.

Directors Qualifications

Our Board of Directors respects its responsibility to provide oversight, counseling and direction to the management in the interest, and for the benefit of, our shareholders. Accordingly, it seeks to be comprised of directors with diverse skills, experience and qualifications. It is critical that our directors understand the direct selling industry. It is equally important that, collectively, our directors have successful experience in each of the primary aspects of our business, including network marketing, direct sales, finance and audit, product strategy and development, independent associate relations, supply chain management, and sales and marketing.

J. Stanley Fredrick, our Chairman, and second-largest shareholder, brings to our Board of Directors many years of direct selling experience as well as broad operational and marketing expertise as a co-founder of two direct selling companies. Mr. Fredrick also has significant experience serving on other company boards, as well as the Direct Selling Association’s board and its various committees. Mr. Fredrick’s professional background provides him with a vast understanding of our Company, associate field leadership, and sales techniques.

Gerald E. Gilbert brings to our Board of Directors extensive legal and business experience in international trade and various areas of consumer products. Mr. Gilbert served as General Counsel to the Direct Selling Association and as General Counsel to the World Federation of Direct Selling Associations. Mr. Gilbert’s legal expertise in the direct selling industry makes him a valued member of our Board of Directors.

Larry A. Jobe brings to our Board of Directors his extensive experience in management, finance and auditing. Mr. Jobe also has significant experience serving on other public company boards. Mr. Jobe is a Certified Public Accountant and his considerable experience in public accounting and in evaluating financial statements makes him particularly well-suited to serve as chair of the Audit Committee.

Alan D. Kennedy brings to our Board of Directors over 30 years of experience with various direct selling companies. Mr. Kennedy shares with the Board of Directors extensive knowledge of operations, sales, and marketing which he acquired through his executive experience with various public direct selling companies, such as Tupperware Corporation, Nature’s Sunshine Products, Inc., and Avon Products, Inc.

Marlin Ray Robbins is our co-founder, a major shareholder, and a high-level associate in our global downline network marketing system. Mr. Robbing brings to our Board of Directors over 25 years of experience with various network marketing and direct selling companies. Mr. Robbins’ vast understanding of associate field leadership makes him an expert in issues and critical needs related to building a success of our independent associates and a valued member of our Board of Directors.

Robert A. Toth brings to our Board of Directors extensive experience in senior management and as a venture capitalist. Mr. Toth has over 25 years of direct selling experience, most recently with Avon Products, Inc. Mr. Toth’s considerable experience with international markets makes him a valuable member of our Board of Directors, as international expansion has been, and continues to be, an important part of our long-term strategic plan. Having served in various leadership positions of Avon International, Mr. Toth has in-depth understanding of the direct selling industry.

Patricia A. Wier brings to our Board of Directors many years of experience in direct selling, general business, marketing, and systems operations. Mrs. Wier served as a member of the Direct Selling Association for over 15 years. Mrs. Wier’s executive experience at Encyclopedia Britannica and director service at NICOR Inc., a publicly traded gas utility company, provide her with an understanding of corporate governance issues and make her a valued member of our Board of Directors.

Consideration of Director Nominees

     Although the Board of Directors has not formally established criteria for Board membership, the Board of Directors does consider several factors before recommending a candidate for Board membership. These factors include the following:

•	the experience level, mix of skills and other business qualities a potential nominee may possess;

•	the general experience and skill levels of current Board members;

•	the potential nominee’s experience with accounting rules and practices;

•	the verification of background, work, and education of a potential nominee; and

•	other factors as Nominating and Governance Committee may deem in the best interests of our shareholders.

In addition, the Nominating and Governance Committee will recommend director candidates in order to ensure that:

•	A majority of the Board of Directors are “independent” as defined by NASDAQ and SEC rules;
•	Each of the Audit, Compensation and Stock Option Plan, and Nominating and Governance Committees are comprised entirely of independent directors; and
•	At least one member of the Audit Committee has the experience, education and qualifications necessary to qualify as an “audit committee financial expert” as defined by the SEC.

The Nominating and Governance Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, executive officers, third-party search firms or any other source it deems appropriate. The Nominating and Governance Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or has been recommended to it by a shareholder in compliance with the Nominating and Governance Committee’s procedures for that purpose, and conduct inquiries it deems appropriate into the background of these proposed director candidates. When nominating a director for re-election, the Nominating and Governance Committee will also consider the director’s past performance on the Board of Directors. The Nominating and Governance Committee will evaluate all proposed director candidates based on the same criteria, with no regard to the source of the initial recommendation of the proposed director candidate.

The Nominating and Governance Committee does not have a formal policy with respect to diversity; however, the Board of Directors and Nominating and Governance Committee believe it is important that the Board members represent diverse viewpoints. In considering candidates, the Nominating and Governance Committee considers the entirety of each candidate’s credentials, including such candidate's diverse skills, experience and qualifications.

Board Leadership Structure and Role in Risk Oversight

Meetings of our Board of Directors are presided over by the Chairman of the Board, currently, Mr. Fredrick. Our Bylaws do not require that the Chairman be independent of the Company. However, the Board of Directors believes in the separation of the Chairman and CEO roles. Therefore, these positions have been separated. Most important among the considerations was that the separation of the Chairman and CEO positions allowed our co-CEOs to focus on operational issues and the Chairman to focus on governance and other related issues.

Each member of our Board of Directors is sophisticated and has significant business experience. In addition, we believe that the effectiveness of the Board of Directors is enhanced by having a separate Chairman and CEO position.

        It is management’s responsibility to manage risk and bring to the Board of Directors’ attention any material risks facing the Company. Our Board of Directors as a whole and through its Committees, regularly reviews various areas of significant risk, and advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate various types of risks. Specific examples of risks primarily overseen by the full Board of Directors include competition risks, industry risks, economic risks, liquidity risks, business operations risks, regulatory risks and risks posed by significant litigation matters. Our Audit Committee regularly discusses with management and the independent auditors significant financial risk exposures and the processes management has implemented to monitor, control and report such exposures. Specific examples of risks primarily overseen by the Audit Committee include risks related to the preparation of the Company’s financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes-Oxley Act, accounting, financial and auditing risks, matters reported to the Audit Committee through the internal audit department and through anonymous reporting procedures.

Classes of Our Board of Directors

Seven directors currently serve on our Board of Directors, which is divided into three classes serving staggered three-year terms and each class expiring on the day of our Annual Shareholders’ Meeting. The Board of Directors has determined that five of our directors are independent. The members of each of the classes and the expiration dates of their terms as of April 9, 2010, are as follows:

Class	Term Expiration	Directors
Class I	2012	Gerald E. Gilbert*, Larry A. Jobe* , and Marlin Ray Robbins
Class II	2010	J. Stanley Fredrick(1) and Patricia A. Wier*
Class III	2011	Alan D. Kennedy* and Robert A. Toth*

*	Independent Board Member
(1)	Chairman of the Board

Our Board of Directors held 5 regular meetings and 8 special meetings during 2009. All of our directors attended, on average, approximately 95% of the meetings of the Board of Directors and of various committees on which they served. Although we do not have a formal policy regarding attendance by directors at our Annual Shareholders’ Meeting, we encourage and expect all of our directors to attend our Annual Shareholders’ Meeting. All of our directors attended our 2009 Annual Shareholders’ Meeting, which was held on June 10, 2009, except for Mr. Robbins, who was out of the country. All of our directors are expected to attend our 2010 Annual Shareholders’ Meeting, to be held on June 9, 2010.

Director Independence

Our Board of Directors has determined that each of Messrs. Gilbert, Jobe, Kennedy and Toth, and Mrs. Wier qualify as “independent” as defined by applicable NASDAQ and SEC rules. In making this determination, our Board of Directors has concluded that none of these members has a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Committees of Our Board of Directors

During 2009, our Board of Directors had six committees with various functions. All committee members attended, on average, approximately 95% of their committee meetings.

As of April 9, 2010, our Board of Directors committee membership was as follows:

Director’s Name	Audit Committee	Compensation and Stock Option Plan Committee	Nominating and Governance Committee	Compliance Committee	Science Committee	Sales and Marketing Council
Number of meetings held during 2009	8	8	6	4	4	0
Non-Employee Independent Directors:
Gerald E. Gilbert	X	X	X	C	X
Larry A. Jobe	C	X	X	X
Alan D. Kennedy	X	X	X	X	C	X
Robert A. Toth	X	C			X	X
Patricia A. Wier	X	X	C	X
Non-Employee Directors:
J. Stanley Fredrick(1)
Marlin Ray Robbins					X	X

X	Member
C	Committee Chairman
(1)	Appointed Chairman of the Board of Directors on January 30, 2009.

The committees and their functions are as follows:

1.
Audit Committee. Our Audit Committee consists of Messrs. Gilbert, Jobe, Kennedy and Toth, and Mrs. Wier and is chaired by Mr. Jobe. Our Board of Directors has determined that each member of our Audit Committee meets the independence and financial literacy requirements for purposes of serving on such committee under applicable NASDAQ and SEC rules and that Mr. Jobe qualifies as an “audit committee financial expert” as defined by the SEC. Our Audit Committee is primarily responsible for approving all services provided by our independent registered public accounting firm, reviewing our annual audit results, and meeting with our independent registered public accounting firm to periodically review our internal controls, internal control over financial reporting, and financial management practices. Our Audit Committee’s responsibilities are stated more fully in its amended and restated charter, which is posted on our corporate website at www.mannatech.com. Our Audit Committee’s report, as required by SEC rules, appears in this proxy statement on page 54.

2.
Compensation and Stock Option Plan Committee. Our Compensation and Stock Option Plan Committee consists of Messrs. Gilbert, Jobe, Kennedy and Toth, and Mrs. Wier and is chaired by Mr. Toth. Our Board of Directors has determined that each member of our Compensation and Stock Option Plan Committee meets the independence requirements for purposes of serving on such committee under applicable NASDAQ and SEC rules. None of our executive officers serves as a member of any board of directors or as a member of any other compensation committee for any other entity that has or has had one or more of their executive officers serving as a member of our Board of Directors or on our Compensation and Stock Option Plan Committee. Our Compensation and Stock Option Plan Committee is primarily responsible for establishing all compensation for our executive officers and directors including salaries, bonuses, stock option grants, and stock option plan administration. Our Compensation and Stock Option Plan Committee’s responsibilities are stated more fully in its revised charter, which is posted on our corporate website at www.mannatech.com. Our Compensation and Stock Option Plan Committee’s report, as required by SEC rules, appears in this proxy statement on page 40.

3.
Nominating and Governance Committee. Our Nominating and Governance Committee consists of Messrs. Gilbert, Jobe and Kennedy, and Mrs. Wier and is chaired by Mrs. Wier. Our Board of Directors has determined that each member of the Nominating and Governance Committee meets the independence requirements for purposes of serving on such committee under applicable NASDAQ and SEC rules. Our Nominating and Governance Committee is primarily responsible for reviewing and recommending nominees to our Board of Directors, developing plans regarding the size and composition of the Board of Directors, and developing management succession planning. For information on criteria for director nominees, see “Consideration of Director Nominees”, beginning on page 26. Our Nominating and Governance Committee’s responsibilities are stated more fully in its charter which is posted on our corporate website at www.mannatech.com. For additional information on nominating nominees to our Board of Directors see “Shareholder Procedures for Nominating Board Members or Introducing Proposals”, beginning on page 6 of this proxy statement.

4.
Compliance Committee. Our Compliance Committee was formed in April 2007 and consists of Messrs. Gilbert, Jobe and Kennedy, and Mrs. Wier and is chaired by Mr. Gilbert. Our Board of Directors determined that each of these members is independent under applicable NASDAQ and SEC rules. Our Compliance Committee is primarily responsible for establishing and maintaining policies and procedures to handle and investigate complaints, including whistleblower or other confidential complaints. Our Compliance Committee is also responsible for directing the investigation of complaints including advising our Board of Directors about the outcome of any complaints or any other legal matters.

5.
Science Committee. Our Science Committee was formed if June 2003 and consists of Messrs. Gilbert, Kennedy, Robbins and Toth and is chaired by Mr. Kennedy. Our Science Committee is primarily responsible for overseeing all aspects of our product development and setting the overall direction of our product research and development. Our Science Committee charter is posted on our corporate website at www.mannatech.com.

6.
Sales and Marketing Council. Our Sales and Marketing Council consists of Messrs. Kennedy, Robbins and Toth and was formed effective October 20, 2009.  Our Sales and Marketing Council was formed for the purpose of acting as a liaison between our sales and marketing departments and the Board of Directors, as well as providing a valuable resource and expertise to management.

Shareholder Communication with Our Board of Directors

We request that any shareholders interested in communicating directly with individual directors or with our entire Board of Directors submit such correspondence in writing. To submit written correspondence to our Board of Directors, fax such correspondence to (972) 471-7342, or send by email to BoardofDirectors@mannatech.com, or mail to Mannatech, Incorporated, Attention CFO, “For Mannatech’s Board of Directors”, 600 S. Royal Lane, Suite 200, Coppell, Texas 75019. Upon receipt, a copy of such correspondence will be given to both the General Counsel and to J. Stanley Fredrick, our Chairman of the Board. All correspondence to specific Board members will be delivered directly to the individual Board member. A voice message can be left for our Board of Directors at (972) 471-6512. Our Executive Officers and designated officials may be given access to such shareholder communications with our Board of Directors, except in instances in which the charters of our committees require anonymity.

Code of Ethics

In order to help promote the highest levels of business ethics, our Board of Directors adopted a Code of Ethics for our executive officers and directors in 2003. The Code of Ethics was amended in April 2006 and is published on our corporate website at www.mannatech.com. Any change in or waiver from and the grounds for such change or waiver of our Code of Ethics shall be promptly disclosed by publishing such change or waiver on our corporate website at www.mannatech.com. Our Code of Ethics applies to all of our executive officers and directors. Our Code of Ethics was designed to ensure that our business is conducted in a consistent legal and ethical manner and sets forth guidelines for all areas of professional conduct, including conflicts of interest, employment policies, protection of confidential information, and fiduciary duties.

Compensation of Directors

We compensate our non-employee directors for serving and participating on the Board of Directors, for chairing committees, and for attending our Board of Directors and Board of Directors’ committee meetings. However, we do not compensate our employee directors for their services on the Board of Directors. Our Nominating and Governance Committee reviews the compensation of our non-employee directors and recommends to the Compensation and Stock Option Plan Committee any changes to director compensation that the Nominating and Governance Committee deems appropriate. Our Compensation and Stock Option Plan Committee then reviews such recommendations and after due deliberation and consideration approves any such changes it deems appropriate and recommends them to the Board of Directors. The Board of Directors then reviews such recommendations and after due deliberation and consideration approves any such changes it deems appropriate. Compensation paid to our non-employee directors during 2009 was as follows:

	Board Member	Audit Committee	Compensation and Stock Option Plan Committee	Nominating and Governance Committee	Compliance Committee	Science Committee	Sales and Marketing Council
Chairman fee(1)(2)	$400,000	$20,000	$7,500	$7,500	$7,500	$7,500	$7,500
Lead Director fee(1)(3)	$100,000	$—	$—	$—	$—	$—	$—
Independent director retainer(1)	$35,000	$—	$—	$—	$—	$—	$—
In-person meeting fee	$1,500	$1,500	$1,500	$1,500	$1,500	$1,500	$1,500
Telephonic meeting fee	$500	$500	$500	$500	$500	$500	$500
Re-elected Board members(4)	$150,000	$—	$—	$—	$—	$—	$—

(1)	The Chairman, Lead Director, and director retainer fees are paid monthly during the calendar year.
(2)	Mr. Samuel L. Caster was the Chairman of our Board of Directors until January 30, 2009, when Mr. Fredrick began serving as Chairman.
(3)	Mr. Fredrick served as Lead Director until January 30, 2009, when he began serving as Chairman of our Board of Directors.
(4)
Each non-employee director re-elected to our Board of Directors by our shareholders is granted $150,000 worth of stock options based on grant date market value of the common stock. The stock options are priced on the date of grant and expire in ten years. One-third of the stock options vest on the date of grant, another one-third of the stock options vest on the first anniversary date of grant, and the remaining one-third of the stock options vest on the second anniversary of the date of grant.

All directors are reimbursed for any reasonable out-of-pocket travel expenses in connection with their travel to and attendance at any of our Board of Directors’ meetings or committee meetings.

Director Compensation Table

The table below summarizes the compensation paid during 2009 to our non-employee directors. We have not granted stock awards to our non-employee directors and our non-employee directors do not receive non-equity incentive plan compensation or nonqualified deferred compensation.

Director	Fees Earned or Paid in Cash(1)	Option Awards(2)		All Other Compensation			Total
J. Stanley Fredrick	$362,000	$	─		$38,562	(3)	$400,562
Professor Robert C. Blattberg(4)	$77,000	$	─	$	─		$77,000
Gerald E. Gilbert	$95,875		$72,000	$	─		$167,875
Larry A. Jobe	$95,500		$72,000	$	─		$167,500
Alan D. Kennedy	$86,000	$	─	$	─		$86,000
Marlin Ray Robbins	$13,500		$72,000		$3,363,820	(5)	$3,449,320
Robert A. Toth	$68,750	$	─	$	─		$68,750
Patricia A. Wier	$83,000	$	─	$	─		$83,000

(1)	The amounts reported in this column represent the aggregate dollar amount of annual retainer fees, committee and/or chairmanship fees, and meeting fees, as described in the preceding table above.
(2)
The amounts reported in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 “Stock Compensation” for option awards granted in 2009. See table below titled “Directors’ Stock Options Outstanding” for aggregate options outstanding at year end. Each non-employee director re-elected to our Board of Directors by our shareholders is granted $150,000 worth of stock options based on grant date market value of the common stock. The stock options are priced on the date of grant and expire in ten years. One-third of the stock options vest on the date of grant, another one-third of the stock options vest on the first anniversary date of the grant, and the remaining one-third of the stock options vest on the second anniversary of the date of grant. The amounts reported in this column represent stock options granted to Messrs. Gilbert, Jobe, and Robbins in connection with their re-election to our Board of Directors at the 2009 Annual Shareholders’ Meeting. Each Class I director received 50,000 stock options with an exercise price of $3.00.

(3)
We paid Mr. Fredrick $30,833 in connection with a lock-up agreement, which was terminated on March 6, 2009. Also included in other compensation  is our payment for Mr. Fredricks’ 2009 medical and dental insurance premiums of $7,729.

(4)
Professor Robert C. Blattberg resigned from Mannatech’s Board of Directors on December 21, 2009. Prior to his resignation, Professor Blattberg served on Mannatech’s Audit, Compensation and Science committees.

(5)	Mr. Robbins holds positions in our associate global downline network marketing system and we paid him commissions of approximately $3.4 million.

Directors’ Stock Options Outstanding

The table below summarizes the outstanding stock options of our non-employee directors as of December 31, 2009:

Director	Grant Date	Aggregate Number of Shares Underlying Outstanding Stock Options		Exercise Price Per Share	Grant Date Fair Value of Option Awards	Calculated Fair Value Price Per Share	Fair Value of Option Awards Recognized in 2009(a)
J. Stanley Fredrick	June 14, 2007	12,000		$15.13	$89,880	$7.49	$13,462
	June 19, 2008	3,300		$6.03	$6,798	$2.06	$2,266
	November 20, 2008	10,000		$2.75	$9,800	$0.98	$3,266
		25,300			$106,478		$18,994

Robert C. Blattberg, Ph.D(b)	September 6, 2007	25,000	(c)	$7.31	$76,750	$3.07	$17,384
	June 19, 2008	3,625	(c)	$6.03	$7,468	$2.06	$1,152
	November 20, 2008	10,000	(c)	$2.50	$10,300	$1.03	$3,038
		38,625	(c)		$94,518		$21,574

Gerald E. Gilbert	June 2, 2003	16,667		$3.49	$44,668	$2.68	$—
	April 7, 2005	2,000		$20.64	$28,440	$14.22	$—
	July 15, 2005	2,141		$17.05	$24,536	$11.46	$—
	June 12, 2006	11,150		$11.21	$54,373	$4.88	$—
	February 20, 2007	8,000		$15.60	$62,080	$7.76	$2,826
	June 19, 2008	3,300		$6.03	$6,798	$2.06	$2,266
	November 20, 2008	10,000		$2.50	$10,300	$1.03	$3,433
	June 10, 2009	50,000		$3.00	$72,000	$1.44	$37,480
		103,258			$303,195		$46,005

Larry A. Jobe	January 4, 2006	25,000		$12.23	$129,658	$5.19	$—
	June 12, 2006	1,858		$11.21	$9,061	$4.88	$—
	February 20, 2007	4,000		$15.60	$31,040	$7.76	$1,414
	June 19, 2008	3,300		$6.03	$6,798	$2.06	$2,266
	November 20, 2008	10,000		$2.50	$10,300	$1.03	$3,433
	June 10, 2009	50,000		$3.00	$72,000	$1.44	$37,480
		94,158			$258,857		$44,593

Alan D. Kennedy	June 4, 2002	16,000		$2.50	$31,664	$1.98	$—
	April 7, 2005	2,000		$20.64	$28,440	$14.22	$—
	July 15, 2005	10,167		$17.05	$116,514	$11.46	$—
	February 20, 2007	8,000		$15.60	$62,080	$7.76	$2,826
	June 19, 2008	28,300		$6.03	$58,298	$2.06	$19,433
	November 20, 2008	10,000		$2.50	$10,300	$1.03	$3,433
		74,467			$307,296		$25,692

Marlin Ray Robbins	June 12, 2006	11,150		$11.21	$54,373	$4.88	$—
	November 20, 2008	10,000		$2.50	$10,300	$1.03	$3,433
	June 10, 2009	50,000		$3.00	$72,000	$1.44	$37,480
		71,150			$136,673		$40,913

Robert A. Toth	March 24, 2008	25,000		$7.46	$70,250	$2.81	$23,418
	November 20, 2008	10,000		$2.50	$10,300	$1.03	$3,433
		35,000			$80,550		$26,851

Patricia A. Wier	November 6, 2003	25,000		$7.45	$145,250	$5.81	$—
	April 7, 2005	2,000		$20.64	$28,440	$14.22	$—
	July 15, 2005	2,141		$17.05	$24,536	$11.46	$—
	February 20, 2007	8,000		$15.60	$62,080	$7.76	$2,826
	June 14, 2007	8,000		$15.13	$59,920	$7.49	$8,972
	June 19, 2008	3,300		$6.03	$6,798	$2.06	$2,266
	November 20, 2008	10,000		$2.50	$10,300	$1.03	$3,433
		58,441			$337,324		$17,497

(a)
Represents the calculated stock-based compensation expense recognized in our consolidated financial statements for the fair value of the option awards in accordance with FASB ASC Topic 718 “Stock Compensation”. Assumptions made in the calculation of these amounts are included in Note 11 to our audited financial statements for the fiscal year ended December 31, 2009, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2010.

(b)	Professor Robert C. Blattberg resigned from our Board of Directors on December 21, 2009.
(c)	Professor Blattberg’s stock options expired on March 20, 2010.

Directors’ Stock Ownership Guidelines

In order to demonstrate to our shareholders and the investment community that our directors are personally committed to our success, our non-employee directors are subject to equity ownership requirements. Each of our non-employee directors is required to own shares of our stock equal in value to three times such director’s annual board retainer within three years from the date of the director’s election or re-election to our Board of Directors. In March 2009, the Compensation and Stock Option Plan Committee voted to extend the three-year compliance requirement by an additional 18 months from March 20, 2009, the date of the Compensation and Stock Option Plan Committee meeting. Because the current annual retainer for each member of our Board of Directors is $35,000, each independent director is required to hold $105,000 worth of our common stock by such director’s applicable compliance deadline. Any director not in compliance with these ownership requirements by their compliance deadline will be asked to resign from the Board of Directors. The value of common stock owned by a director is based upon the purchase price paid by each director for such shares of common stock. Messrs. Fredrick and Robbins are not subject to this requirement. A summary of each non-employee director’s stock ownership as of April 9, 2010 and compliance deadlines are summarized below:

Board Member	Date Required to be in Compliance	Total Value of Qualifying Shares Held
Robert C. Blattberg, Ph.D(1)	June 17, 2011	$—
Gerald E. Gilbert	September 20, 2010	$280,250
Larry A. Jobe	September 20, 2010	$101,137
Alan D. Kennedy	June 17, 2011	$85,900
Robert A. Toth	June 17, 2011	$—
Patricia A. Wier	September 20, 2010	$92,282

(1)	Professor Robert C. Blattberg resigned from our Board of Directors on December 21, 2009.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 9, 2010, by (a) each person known by us that beneficially own 5% or more of our outstanding shares of common stock, (b) each of our directors and “Named Executive Officers,” and (c) all of our current directors and executive officers as a group.

Name	Number of Outstanding Shares		Number of Shares Underlying Options (1)	Total Number of Outstanding Shares and Shares Underlying Options (1) (2)	% of Class Outstanding(1)
Beneficial Owners of 5% or More
Samuel L. Caster(3)(4)	5,463,116	(5)	3,333	5,466,449	20.6%
Directors and Named Executive Officers
J. Stanley Fredrick(3)	3,150,000	(6)	17,533	3,167,533	12.0%
Marlin Ray Robbins (3)	1,990,000	(7)	31,150	2,021,150	7.6%
Stephen D. Fenstermacher	2,000		159,953	161,953	0.6%
Alan D. Kennedy	34,100	(8)	58,366	92,466	0.3%
Gerald E. Gilbert	25,000		62,158	87,158	0.3%
Robert A. Sinnott, Ph.D	8,250	(9)	66,333	74,583	0.3%
Larry A. Jobe	14,841		53,058	67,899	0.3%
Patricia A. Wier	14,300	(10)	50,674	64,974	0.3%
B. Keith Clark	─		43,000	43,000	0.2%
Randy S. Bancino	─		33,333	33,333	0.1%
Robert A. Toth	─		28,333	28,333	0.1%
Alfredo Bala	─		27,333	27,333	0.1%
Gary M. Spinell	1,000		22,333	23,333	*
Natalie L. Clark	─		18,333	18,333	*
Claire E. Zevalkink	─		─	─	─

All executive officers and directors as a group	5,239,491		671,890	5,911,381	22.3%

*	Owns less than 0.1% of our outstanding common stock.

(1)
Shares of our common stock subject to stock options, warrants, or any other convertible security currently exercisable or convertible, or exercisable or convertible within 60 days of April 9, 2010 are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not outstanding for computing the percentage of any other person or entity.

(2)
The information contained in this table with respect to beneficial ownership reflects “beneficial ownership” as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. All information with respect to the beneficial ownership of any shareholder has been furnished by such shareholder and, except as otherwise indicated or pursuant to community property laws, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder.

(3)	Messrs. Caster, Fredrick, and Robbins each beneficially own more than 5% of our common stock. Messrs. Caster and Robbins maintain offices at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019.
(4)	Mr. Caster served as our Chief Executive Officer from April 2003 until August 2007, and served as our Chairman of the Board from March 2002 until January 2009.
(5)	Mr. Caster has pledged 5.3 million of his common stock held as collateral for a loan.
(6)
Includes 1,900,000 shares of our common stock directly held by Mr. Fredrick and 1,250,000 shares of our common stock held through JSF Resources LTD partnership. JSF Resources LTD, is a limited partnership which is owned as follows:49.95% owned by Mr. Fredrick, 49.95% owned by Mrs. Judy Fredrick, wife of Mr. Fredrick, and 0.10% owned by Stanrick Advisors LLC. Stanrick Advisors LLC is owned by FSJ Secure Trust, of which Mr. Fredrick is the sole trustee.

(7)
Mr. Robbins has pledged 1.4 million of his common stock held as collateral for one loan. The lender of the loan is currently in receivership as a result of an action filed by the SEC against the lender. Securities and Exchange Commission v. One Equity Corp., et al., Case No 2:08-cv-00667-EAS-MRA in the United States District Court for the Southern District of Ohio, Eastern Division, filed July 10, 2008.

(8)
Includes 33,100 shares of our common stock directly held by Mr. Kennedy and 1,000 shares of our common stock held through Kennedy Family Trust, for which Mr. Kennedy is trustee and grantor and whose beneficiaries are Mr. Kennedy’s wife and children.

(9)	These securities are held by Dr. Sinnott’s wife as custodian for his three sons. Dr. Sinnott has disclaimed beneficial ownership of these shares.
(10)	Includes 13,300 shares of our common stock directly held by Mrs. Wier and 1,000 shares of our common stock held by Mrs. Wier’s husband.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in their beneficial ownership of our common stock with the SEC. Such persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of such reports or written representations furnished to us that no other reports were required, we believe that during the year ended December 31, 2009, all of our executive officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except as follows: Messrs. Gilbert, Jobe, and Robbins each filed one late Form 4 related to the receipt of stock option grants received in June 2009; and Mr. Robbins filed another late Form 4 related to reporting a purchase of our common stock in September 2001.

 COMPENSATION DISCUSSION & ANALYSIS
Executive Summary

This compensation discussion and analysis describes our compensation program for the year ended December 31, 2009 for the named executive officers listed below, which we refer to collectively as our “Named Executive Officers”.

•	Stephen D. Fenstermacher –Co-CEO (December 2009 to present) and Chief Financial Officer;
•	Robert A. Sinnott, Ph.D – Co-CEO (December 2009 to present) and Chief Science Officer;
•	Wayne L. Badovinus – President, Chief Executive Officer and Board member (June 2008 to December 2009);
•	Randy S. Bancino – President, Global Business Operations and Expansion (March 2009 to present);
•	B. Keith Clark – Executive Vice President, Chief Legal Officer, and Corporate Secretary;
•	Claire E. Zevalkink – Senior Vice President and Chief Global Marketing Officer (September 2009 to present);
•	Terri F. Maxwell – Chief Marketing Officer and Senior Vice President (September 2008 to June 2009); and
•	Alfredo Bala – Senior Vice President of Global Sales (September 2007 to present).

Messrs. Fenstermacher, Sinnott and Badovinus were Named Executive Officers in 2009 based on their positions while the other individuals listed above were Named Executive Officers based on compensation earned in 2009.

Compensation Philosophy and Objective

The philosophy behind our executive compensation program is to maintain a fair, equitable, and competitive compensation package that will allow us to attract and retain top executive talent. In general, our executive compensation program for senior management, including our Named Executive Officers, consists of payment of an annual base salary; participation in our Management Non-Equity Incentive Bonus Plan; stock option awards; and certain benefits and perquisites. We do not allow loans to our officers or directors nor do we maintain any pension retirement program, other than our 401(k) Plan, for any of our employees or directors.

The Process of Setting Executive Compensation

All compensation related to our executive officers, including our Named Executive Officers, is approved by our Board of Directors (the “Board”) based on recommendations made by our Compensation and Stock Option Plan Committee (the “Committee”).

In 2009, our CEO played a significant role in determining the compensation of each of our executive officers, including our Named Executive Officers (although the CEO did not determine his own compensation). Our CEO evaluated the performance of our other Named Executive Officers, established business performance targets and objectives for our other Named Executive Officers and recommended salary, bonus levels and option awards for our other Named Executive Officers to the Committee. No member of the Committee is or has ever been one of our officers or employees. The Committee discussed the recommendations with our CEO, as appropriate, and then made its recommendations to the Board. Going forward, our co-CEOs will follow the same practice in the process of determining the compensation of our executive officers.

While the Committee has a general understanding of the compensation practices of other companies, it has not historically established compensation levels based on benchmarking. While we recognize that our compensation practices must be competitive in the marketplace, such general marketplace information is one of the many factors that we consider in assessing the reasonableness of compensation. During 2009, the Committee used CEO recommendations and its general familiarity with compensation paid in the market place to make salary adjustments and offers to new Named Executive Officers. In 2009, we did not engage a compensation consultant.

We have developed a base salary range for our Named Executive Officers through evaluation of the following criteria:

•	potential impact on our overall success;

•	knowledge and experience level; and

•	competitive compensation levels.

In 2009, based on all relevant factors, the Committee recommended and the members of the Board approved the compensation package, including base salary, bonus and stock option awards, for our CEO. The Committee’s recommendations were based on:

•	the CEO’s performance targets and objectives,

•	the CEO’s total compensation,

•	the CEO’s prior salary levels, and

•	competitive compensation levels.

The evaluation of the CEO’s performance for the fiscal year is based on the CEO’s success in achieving the performance goals and objectives which include financial, strategic and company culture/leadership goals. Once the Committee has completed its evaluation, it makes recommendations to the Board. The Board in its sole discretion may accept or reject the Committee’s recommendations. Based on the results of the Committee’s evaluation process, and a review of relevant data, the Board will then approve the CEO’s compensation packages. Starting with 2010, the compensation package of each of our co-CEOs will be evaluated by the members of the Committee based on the same criteria used in 2009.

The Committee recommends and our Board of Directors approves the compensation package, including base salary, bonus and stock option awards, for the Named Executive Officers, other than the CEO’s. These recommendations are based on:

•	the scope of the executive’s responsibilities,

•	internal comparisons to the compensation of other executives,

•	evaluations of performance for the fiscal year, as submitted by the CEO’s, and

•	the CEO’s recommendations for base pay, bonus amounts and stock option awards.

Each of our Named Executive Officers’ functions is reviewed annually. In addition to our internal review process, the functions of our Named Executive Officers are also periodically compared with companies of our size and with our business model. We review the salary ranges each year as part of our annual budgetary process to ensure that they remain competitive. In 2009, the Committee did not identify a peer group of companies in considering increases in the base salary of each Named Executive Officer.

Components of Compensation

Traditionally we have paid our Named Executive Officers 100% of their annual compensation in cash and have granted periodic discretionary stock option awards when the Committee determined that such grants were warranted based upon past performance and achievements. In 2006, we changed our compensation program to primarily include cash compensation with stock option awards made upon hiring or promotion as described under the heading Long-Term Compensation below. Nonetheless, the Committee retains the discretion to make grants at other times based on performance or other considerations. For 2009, the primary components of compensation paid to our Named Executive Officers were as follows:

(a)           Annual base salary. During each year, the Committee reviews the annual base salaries of our Named Executive Officers to ensure their salaries are reasonable based upon a number of factors, including corporate performance (to the extent such performance can fairly be attributed or related to each Named Executive Officer’s performance), as well as the nature of each Named Executive Officer’s responsibilities, capabilities, loyalties, and contributions. While no formal comparisons were done, we believe the annual base salaries of our Named Executive Officers are reasonable in relation to executive compensation practices of other similarly-sized companies and other companies within the same industry. The Committee does not apply any specific weighting to these factors in determining an executive’s compensation. However, subject to the limitations found in each executive’s employment agreement, the Committee may adjust an executive’s base salary at its discretion.

In light of the Company’s financial position, there were no significant increases in base salaries of our Named Executive Officers in 2009. In 2010, we increased the base salaries of Mr. Fenstermacher and Dr. Sinnott in connection with their respective promotions to co-CEO. See “Executive Employment Agreements” below for 2008, 2009, and 2010 salary schedules.

(b)           Bonus. We award annual cash bonuses under our Management Non-Equity Incentive Bonus Plan for achievement of specified performance objectives to be achieved within a specific performance period, which is typically one year or less. We make awards from an established incentive pool. The Committee determines the total size of our incentive pool by taking into account our financial performance. We believe this pool-based bonus system helps to foster teamwork and ensures that all executives work collectively to improve our performance. The current structure of the Management Non-Equity Incentive Bonus Plan was established in 2007.

The performance profit or net operating income target for purposes of establishing the bonus pool is set on an annual basis. The total pool available for the Named Executive Officers and other senior executives designated by the Committee is dependent upon achievement of Company performance profit targets as well as a minimum sales qualifier. In 2009, the amount of the incentive pool was set at 25% of calculated performance profit, with calculated performance profit defined as income from operations before bonuses. Eighty percent of bonuses earned under the plan are paid in March of the following year, with 20% held back for longer-term distribution, paid over the following four years, subject to the executive’s continued employment on the applicable payment date.

For 2009, the minimum sales qualifier and target performance profit were approximately $340.0 million and $5.7 million, respectively, and the percentage of annual base salary that could be earned as a bonus for each Named Executive Officer under our Management Non-Equity Incentive Bonus Plan was as follows:

Named Executive Officer	Position	Potential Bonus (percentage of base salary)
Stephen D. Fenstermacher	Co-CEO and Chief Financial Officer	62.5%
Robert A. Sinnott, Ph.D	Co-CEO and Chief Science Officer	62.5%
Wayne L. Badovinus(1)	President and Chief Executive Officer (June 2008 – December 2009)	100%
Randy S. Bancino	President, Global Business Operations and Expansion (March 2009 – present)	62.5%
B. Keith Clark	Executive Vice President, Chief Legal Officer, and Corporate Secretary	62.5%
Claire E. Zevalkink	Senior Vice President and Chief Global Marketing Officer (September 2009 – present)	62.5%
Terri F. Maxwell	Former Chief Marketing Officer and Senior Vice President (September 2008 – June 2009)	62.5%
Alfredo Bala	Senior Vice President of Global Sales	62.5%

(1)	Mr. Badovinus’ potential bonus is higher than other Named Executive Officers and is a product of negotiation at the commencement of his employment.

The above percentages were established taking into account the performance targets set forth above. However, due to the decline in sales and losses incurred in 2009, none of the performance targets were met and no bonuses were earned under our Management Non-Equity Incentive Bonus Plan.

For 2010, the amount of the incentive pool was set at approximately 25% of calculated performance profit and the Board of Directors approved the following bonus opportunities (expressed as a percentage of annual base salary) for each Named Executive Officer under our Management Non-Equity Incentive Bonus Plan:

Named Executive Officer	Position	Potential Bonus (percentage of base salary)
Stephen D. Fenstermacher	Co-CEO and Chief Financial Officer	65%
Robert A. Sinnott, Ph.D	Co-CEO and Chief Science Officer	65%
Wayne L. Badovinus	President and Chief Executive Officer (June 2008 – December 2009)	N/A
Randy S. Bancino	President, Global Business Operations and Expansion (March 2009 – present)	55%
B. Keith Clark	Executive Vice President, Chief Legal Officer, and Corporate Secretary	55%
Claire E. Zevalkink	Senior Vice President and Chief Global Marketing Officer (September 2009 – present)	50%
Terri F. Maxwell	Former Chief Marketing Officer and Senior Vice President (September 2008 – June 2009)	N/A
Alfredo Bala	Senior Vice President of Global Sales	50%

(c)           Long-Term Equity Compensation. We maintain stock incentive plans to reward our Named Executive Officers and other executives and employees for the attainment of certain goals and as an incentive for certain new hires. In 2006, we began awarding 20,000 stock options to each newly appointed or hired executive at the Vice President level and 30,000 stock options to each newly appointed or hired Senior or Executive Vice President. The stock options are granted with an exercise price equal to 100% of the fair market value of our common stock on the grant date, vest ratably over two to three years, and have a term of 10 years. We believe that such stock option awards will reinforce the practice of encouraging executives to hold our common stock and closely link executives’ interests with those of our shareholders. Fair market value is determined as the closing price of our common stock listed on the NASDAQ Global Market on the date of grant. Each year, our executive team reviews all stock option grants and makes recommendations to our Committee for additional stock option awards to our Named Executive Officers and other executives and employees based upon past achievements and performance. We believe, based on our general understanding of the compensation practices of other companies, that these long-term equity compensation arrangements are reasonable in relation to executive compensation practices of other similar companies within our industry.

In 2009, our Board awarded discretionary stock options to some of our Named Executive Officers. See “Grants of Plan Based Awards” below for the stock options awarded to each Named Executive Officer.

In February 2008, our Board approved the Mannatech, Incorporated 2008 Stock Incentive Plan (described in the “Equity Compensation Plan Information” below) (the "2008 Plan”), which reserves, for issuance of stock options and restricted stock to our employees, board members, and consultants, up to 1,000,000 shares of our common stock plus any shares reserved under our then-existing, unexpired stock plan for which options had not yet been issued plus any shares underlying outstanding options under the then-existing stock option plan that terminate without having been exercised in full. The 2008 Plan was approved by our shareholders at the 2008 Annual Shareholders’ Meeting held on June 18, 2008. There were no stock awards granted to our Named Executive Officers in 2009.

(d)           Other Benefits and Perquisites. We maintain certain other plans and arrangements for the benefit of our Named Executive Officers and other members of our management, including participation in our 401(k) Plan, payment of travel expenses for family members to attend corporate events, and enrollment in health, life, automobile, and long-term disability insurance programs. All of our Named Executive Officers are paid an automobile allowance of $1,000 per month or provided with a Company-leased vehicle. We believe these benefits are reasonable in relation to executive compensation practices of other similarly-sized companies and other companies within the same industry. In 2009, in light of current economic conditions, we temporarily suspended matching contributions to our 401(k) Plan.

Severance/Change in Control

We believe that severance protections can play a valuable role in attracting and retaining key executive officers. Accordingly, we provide such protections for our Named Executive Officers in their respective employment agreements. Our Named Executive Officers (other than Ms. Zevalkink who currently has no employment agreement) are entitled to certain payments upon termination of employment pursuant to the terms of each of their employment agreements, which typically award cash severance payments in the event the Named Executive Officer is terminated without cause, resigns for good reason or becomes disabled. In addition, in order to reduce any reluctance on the part of executives to pursue potential transactions that could increase our value, our stock incentive plans provide for the accelerated vesting of options in the event of a change in control. For more information see “Executive Compensation - Potential Payments Upon Termination or Change in Control” below.

Named Executive Officers Stock Ownership Guidelines

Our stock ownership and holding requirements are applicable only to our independent directors. We do not have stock ownership guidelines for our Named Executive Officers.

$1 Million Pay Deductibility Cap

Under Section 162(m) of the United States Internal Revenue Code, or the Code (as interpreted by IRS Notice 2007- 49), public companies are precluded from receiving a tax deduction on compensation paid to their chief executive officer and the three most highly compensated officers of the company (other than the chief executive officer and the chief financial officer) if such officer’s compensation exceeds $1 million, unless the compensation is excluded from the $1 million limit as a result of being classified as performance-based compensation. Currently, our executive officers’ cash compensation levels have not exceeded the $1 million limit, and our stock option grants qualify as performance-based compensation under 162(m). Nonetheless, we annually review all of our executive officers’ compensation in light of Section 162(m).

WITH RESPECT TO ANY FUTURE FILINGS WITH THE SEC INTO WHICH THIS PROXY STATEMENT IS INCORPORATED BY REFERENCE, THE FOLLOWING MATERIAL UNDER THE HEADINGS “REPORT OF THE COMPANY’S COMPENSATION AND STOCK OPTION PLAN COMMITTEE”AND “REPORT OF THE COMPANY’S AUDIT COMMITTEE” SHALL NOT BE INCORPORATED BY REFERENCE INTO SUCH FILINGS NOR SHALL IT BE DEEMED FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

REPORT OF THE COMPANY’S COMPENSATION AND STOCK OPTION PLAN COMMITTEE

The Company’s Compensation and Stock Option Plan Committee of its Board of Directors has reviewed the Company’s Compensation Discussion and Analysis and discussed its contents with the Company’s management. Based on its review and discussions with Company management, the Compensation and Stock Option Plan Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included (or incorporated by reference, as applicable) in the Company’s Annual Report on its Form 10-K for 2009 and proxy statement. This Report is provided by the following independent directors, who comprise the Compensation and Stock Option Plan Committee:

The Compensation and Stock Option Plan Committee

Robert A. Toth, Chairman
Gerald E. Gilbert
Larry A. Jobe
Alan D. Kennedy
Patricia A. Wier

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the total compensation awarded to our Named Executive Officers in 2009, 2008, and 2007:

Name and Principal Position	Year(1)	Salary		Option Awards(2)		Non-Equity Incentive Plan Compensation(3)		All Other Compensation(4)	Total
Stephen D. Fenstermacher	2009	$349,904			$245,250		$5,078	$9,394	$609,626
Co-CEO and Chief Financial Officer	2008	$322,003			$23,860		$81,250	$14,412	$441,525
	2007	$311,554			$18,420		$23,401	$15,869	$369,244

Robert A. Sinnott, Ph.D	2009	$337,500			$122,250		$5,078	$18,920	$483,748
Co-CEO and Chief Science Officer	2008	$322,000			$23,860		$81,250	$21,145	$448,255
	2007	$311,539			$18,420		$23,400	$20,050	$373,409

Wayne L Badovinus(5)	2009	$623,077		$	─	$	─	$132,412	$755,489
President, Chief Executive Officer, and Director	2008	$300,000			$228,598		$240,000	$37,881	$806,479

Randy S. Bancino(6)	2009	$285,996	(7)		$135,600	$	─	$43,310	$464,906
President, Global Business Operations and Expansion

B. Keith Clark	2009	$325,038			$8,150		$4,891	$17,605	$355,684
Executive Vice President, Chief Legal Officer,	2008	$310,000			$23,860		$78,250	$20,578	$432,688
and Corporate Secretary	2007	$268,654			$18,420		$22,500	$14,556	$324,130

Claire E. Zevalkink(8)	2009	$292,450	(9)		$60,300	$	─	$3,000	$355,750
Senior Vice President and Chief Global Marketing Officer

Terri F. Maxwell(10)	2009	$169,508		$	─	$	─	$379,251	$548,759
Senior Vice President and Chief Marketing Officer	2008	$359,144	(11)		$65,800		$53,325	$3,766	$482,035

Alfredo Bala	2009	$301,154		$	─		$4,531	$31,392	$337,077
Senior Vice President of Global Sales	2008	$286,571			$23,860		$72,500	$103,241	$486,172

(1)	If less than three years of compensation information is provided, it is because the individual was not a Named Executive Officer for each of the three years covered by the table.
(2)
The amounts reported in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 “Stock Compensation” for option awards granted in 2009, 2008, and 2007, respectively. Assumptions made in the calculation of these amounts are included in Note 11 to our audited financial statements for the fiscal year ended December 31, 2009, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2010.

(3)
Amounts represent non-equity incentive plan compensation paid in March 2010, 2009, and 2008 under our Management Non-Equity Incentive Bonus Plan with respect to 2008 and 2007 performance. We did not meet performance targets and no bonuses were earned in 2009. Amounts reported in 2009 represent 5% of the 2008 bonus amounts which were paid in 2009 subject to the executive’s employment with us on the payment date.

(4)
Amounts in this column include an automobile allowance or automobile lease payments, matching contributions to our 401(k) plan, automobile insurance coverage, and travel expenses paid on behalf of each Named Executive Officer, and are detailed on the “All Other Compensation” table included below.

(5)	Mr. Badovinus served as our President and Chief Executive Officer from June 2008 until December 2009. Mr. Badovinus resigned in December 2009.
(6)	Mr. Bancino joined us in March 2009 and serves as our President of Global Business Operations and Expansion.
(7)	Mr. Bancino’s 2009 salary amount reflects $46,188 paid for consulting services he provided in 2009 and $239,808 in compensation from March 2009 through December 2009 as our executive officer.
(8)	Ms. Zevalkink joined Mannatech in September 2009 to serve as our Senior Vice President and Global Chief Marketing Officer.
(9)
Ms. Zevalkink’s 2009 salary amount reflects $188,700 paid for consulting services she provided in 2009 and $103,750 in compensation from September 2009 through December 2009 as Senior Vice President and Global Chief Marketing Officer.

(10)	Ms. Maxwell served as our Chief Marketing Officer and Senior Vice President from August 2008 until June 2009.
(11)
Ms. Maxwell’s 2008 salary amount reflects $264,375 paid for consulting services she provided in 2008 and $94,769 in compensation from August 2008 through December 2008 as Senior Vice President and Chief Marketing Officer.

All Other Compensation Table

The amounts included in the “All Other Compensation” column of the Summary Compensation Table above are broken down as follows:

Name	Year	Automobile Lease Payments ($)	Insurance Premium for Leased Automobile ($)		Company Matching 401(k) Contribution(1) ($)		Moving Expenses ($)		Travel Expenses(2) ($)		Severance ($)		Total All Other Compensation ($)
Stephen D. Fenstermacher	2009	$7,336		$933		$1,125	$	─	$	─	$	─	$9,394
	2008	$5,729		$933		$7,750	$	─	$	─	$	─	$14,412
	2007	$5,920		$1,830		$7,750	$	─		$369	$	─	$15,869

Robert A. Sinnott, Ph.D	2009	$12,000	$	─		$938	$	─		$5,982	$	─	$18,920
	2008	$12,000	$	─		$7,712	$	─		$1,433	$	─	$21,145
	2007	$12,000	$	─		$7,750	$	─		$300	$	─	$20,050

Wayne L. Badovinus	2009	$9,383		$2,035		$346		$85,363		$35,285	$	─	$132,412
	2008	$2,346		$2,035		$692		$12,797		$20,011	$	─	$37,881

Randy S. Bancino	2009	$5,571		$619	$	─		$37,120	$	─	$	─	$43,310

B. Keith Clark	2009	$7,694		$1,882		$1,083	$	─		$6,946	$	─	$17,605
	2008	$7,999		$915		$7,750	$	─		$3,914	$	─	$20,578
	2007	$7,998		$2,015		$4,433	$	─		$110	$	─	$14,556

Claire E. Zevalkink	2009	$3,000	$	─	$	─	$	─	$	─	$	─	$3,000

Terri F. Maxwell	2009	$3,996		$1,517		$738	$	─	$	─		$373,000	$379,251
	2008	$1,998		$1,522		$246	$	─	$	─	$	─	$3,766

Alfredo Bala	2009	$9,219		$595		$837	$	─		$20,741	$	─	$31,392
	2008	$1,998		$595		$2,272		$90,060		$8,316	$	─	$103,241

(1)	The amounts reported in this column reflect matching 401(k) contributions at the beginning of 2009 before the Company suspended the matching contributions.
(1)
The amounts reported in this column reflect travel-related costs, including airfare, meals and entertainment, for the Named Executive Officers’ family members to travel with them at our Company-related events.

Executive Employment Agreements

We enter into employment agreements with certain executive officers, including our Named Executive Officers. Pursuant to the terms of the employment agreements, some of our executive officers are entitled to severance in certain events of early termination. These provisions are described in the section titled “Potential Payments Upon Termination or Change in Control” appearing later in this Proxy Statement. In the employment agreements, we have agreed to pay relocation expenses for newly-hired executives, provide a leased vehicle or pay a monthly automobile allowance, and allow our executives to participate in our Management Non-Equity Incentive Bonus Plan and in all of our other employee benefit plans. In addition, the employment agreements contain covenants regarding (i) confidentiality and non-disparagement that apply to the executive both during and after employment and (ii) non-competition and non-solicitation that apply to the executive during employment and for one year after termination. The following is a description of the other material terms of the employment agreements with our Named Executive Officers as of December 31, 2009:

Named Executive Officer	Position	Effective Date of Agreement	Expiration Date		2008 Annual Base Salary		2009 Annual Base Salary	2010 Annual Base Salary
Stephen D. Fenstermacher	Co-CEO and Chief Financial Officer	December 2009	December 2010	(5)		$325,000	$340,000		$350,000
Robert A. Sinnott, Ph.D	Co-CEO and Chief Science Officer	December 2009	December 2010	(5)		$325,000	$325,000		$350,000
Wayne L. Badovinus(1)	President and Chief Executive Officer	June 2008	June 2010			$600,000	$600,000	$	─
Randy S. Bancino(2)	President, Global Business Operations and Expansion	December 2009	December 2011		$	─	$290,000		$290,000
B. Keith Clark	Executive Vice President, Chief Legal Officer, and Corporate Secretary	December 2009	December 2010	(5)		$313,000	$313,000		$313,000
Claire E. Zevalkink(3)	Senior Vice President and Chief Global Marketing Officer	No employment agreement				─	$325,000		$325,000
Terri F. Maxwell(4)	Chief Marketing Officer and Senior Vice President	August 2008	August 2010			$320,000	$320,000	$	─
Alfredo Bala	Senior Vice President of Global Sales	October 2009	October 2010			$290,000	$290,000		$290,000

(1)	Mr. Badovinus resigned as our President and Chief Executive Officer in December 2009.
(2)	Mr. Bancino joined Mannatech in March 2009 and serves as our President of Global Business Operations and Expansion.
(3)	Ms. Zevalkink joined Mannatech in September 2009 to serve as our Senior Vice President and Global Chief Marketing Officer. Ms. Zevalkink currently has no employment agreement.
(4)	Ms. Maxwell’s employment was terminated in June 2009.
(5)
The employment agreement for each of Mr. Fenstermacher, Dr. Sinnott, and Mr. Clark has an initial term of one year with automatic renewals for successive one-year periods unless terminated pursuant to the terms of the contract.

In October 2007, we entered into a one-year employment agreement, with automatic renewals for successive one-year periods, with Mr.  Fenstermacher, our Co-CEO and Chief Financial Officer. Pursuant to the terms of the employment agreement, we agreed to pay Mr. Fenstermacher an annual base salary of $312,000. In 2008, we increased Mr. Fenstermacher’s annual base salary to $340,000. In February 2010, we increased Mr. Fenstermacher’s annual base salary to $350,000 in connection with his promotion to Co-CEO.

In October 2007, we entered into a one-year employment agreement, with automatic renewals for successive one-year periods, with Dr.  Sinnott, our Co-CEO and Chief Science Officer. Pursuant to the terms of the employment agreement, we agreed to pay Dr. Sinnott an annual base salary of $312,000. In 2008, we increased Dr. Sinnott’s annual base salary to $325,000. In February 2010, we increased Dr. Sinnott’s annual base salary to $350,000 in connection with his promotion to Co-CEO.

In June 2008, we entered into a two-year employment agreement with Mr. Wayne L. Badovinus, our former President and Chief Executive Officer. Mr. Badovinus resigned in December 2009. As of his resignation, Mr. Badovinus’ annual base salary was $600,000.

In March 2009, we entered into a two-year employment agreement, with automatic renewals for successive one-year periods, with Mr. Bancino, our President of Global Business Operations and Expansion. Pursuant to the terms of the employment agreement, we agreed to pay Mr. Bancino an annual base salary of $290,000.

In October 2007, we entered into a one-year employment agreement, with automatic renewals for successive one-year periods, with Mr. Clark, our Executive Vice President, Chief Legal Officer, and Corporate Secretary. Pursuant to the terms of the employment agreement, we agreed to pay Mr. Clark an annual base salary of $300,000. In 2008, we increased Mr. Clark’s annual base salary to $313,000.

In August 2008, we entered into an employment agreement with Ms. Maxwell, our former Chief Marketing Officer and Senior Vice President. In June 2009, Ms. Maxwell’s employment was terminated. Under the terms of her employment agreement, Ms. Maxwell will continue to receive her base salary of $320,000 per year through the end of the agreement term or for a period of twelve months from her last day of employment, whichever is longer. Ms. Maxwell’s employment agreement will expire on August 27, 2010.

Ms. Zevalkink was appointed as our Senior Vice President and Chief Global Marketing Officer in September 2009. Ms. Zevalkink’s annual base salary is $325,000. There is no employment agreement between the Company and Ms. Zevalkink.

In October 2007, we entered into a two-year employment agreement, with automatic renewals for successive one-year periods, with Mr. Bala, our Senior Vice President of Global Sales. Pursuant to the terms of the employment agreement, we agreed to pay Mr. Bala an annual base salary of $275,000. In 2008, we increased Mr. Bala’s annual base salary to $290,000.

2009 Grants of Plan Based Awards Table

No stock awards were granted to our Named Executive Officers in 2009. We granted the following stock options and non-equity incentive plan awards to our Named Executive Officers in 2009:

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards 2009 target payout(1)	Grant Date	Number of Securities Underlying Options (#)(2)	Exercise Price of Option Awards ($/Sh) (3)	Grant Date Fair Value of Option Awards ($)(4)
Stephen D. Fenstermacher	$212,500	2/18/2009	75,000	$3.53	$123,000
		12/22/2009	75,000	$3.10	$122,250
Dr. Robert A. Sinnott	$203,125	12/22/2009	75,000	$3.10	$122,250

Wayne L. Badovinus	$600,000	—	—	$—	$—

Randy S. Bancino	$181,250	03/02/2009	30,000	$2.79	$37,800
		12/22/2009	60,000	$3.10	$97,800
B. Keith Clark	$195,625	12/22/2009	5,000	$3.10	$8,150

Claire E. Zevalkink	$203,125	09/02/2009	30,000	$3.81	$60,300

Terri F. Maxwell	$200,000	—	—	$—	$—

Alfredo Bala	$181,250	—	—	$—	$—

(1)
The amounts reported in this column represent bonuses that could have been earned under our Management Non-Equity Incentive Bonus Plan for 2009 upon achievement of performance profit targets. The plan contemplates only one payout amount which is payable if the performance profit target is achieved. As discussed in the Compensation Discussion and Analysis above, the performance profit targets were not achieved and no awards were earned.

(2)	All stock option awards were granted under our 2008 Stock Incentive Plan.
(3)	The amounts reported in this column represent the exercise price of the stock options reported in the previous column which is equal to the closing price of our stock on the date of grant.
(4)
The amounts reported in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 “Stock Compensation”. Assumptions made in the calculation of these amounts are included in Note 11 to our audited financial statements for the fiscal year ended December 31, 2009, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2010.

Equity Compensation Plan Information

We use our stock option plans to encourage investment by our officers, employees, and non-employee directors in shares of our common stock so they will have an increased vested interest in and greater concern for our welfare.

We had one stock option plan in effect as of December 31, 2009, which is as follows:

Our Board and a majority of our shareholders approved our 2008 Stock Incentive Plan, or 2008 Plan, in February 2008.  Our 2008 Plan enables us attract and retain employees, consultants and directors who will contribute to our long-term success and aligns the interests of those individuals with the interests of our shareholders. Awards of stock options, including incentive and nonstatutory stock options, and restricted stock may be issued under our 2008 Plan. The 2008 Plan is administered by the Committee.

There are 1,000,000 shares of our common stock reserved for issuance under our 2008 Plan, which does not include certain shares available for issuance under our predecessor stock plan.  In the event of certain changes to our common stock, including due to a merger, consolidation, reorganization, reincorporation, stock dividend, non-cash dividend, stock split, liquidation, combination, stock exchange, or change in corporate structure, we may adjust the number of shares subject to our 2008 Plan and to any outstanding awards.

Generally, the exercise price with respect to stock options granted pursuant to our 2008 Plan cannot be less than 100% of the fair market value per share of our common stock on the date of grant.  Unless the Committee specifies otherwise, in general, stock options vest monthly over a thirty-six month period and have a ten-year term.

Participants in our 2008 Plan may pay the exercise price for stock options in cash, shares of common stock, via a broker-assisted cashless exercise method or in any other form of legal consideration that the Committee approves.

Our 2008 Plan also permits awards of restricted shares of our common stock, or restricted stock, and the vesting schedule is determined by the Committee.

If we undergo a change in control or certain other significant corporate transactions, our 2008 Plan provides that we may assume, continue, substitute for, or cancel any outstanding awards.  For purposes of our 2008 Plan, a “change in control” generally means (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets to a third-party, (ii) the replacement of the majority of the incumbent members of our Board, (iii) the adoption of a plan relating to our liquidation or dissolution, or (iv) the consummation of any transaction (including a merger or consolidation) that results in a third-party becoming the beneficial owner of more than 50% of our voting power.

In the event that any award under our 2008 Plan is determined to be nonqualified deferred compensation subject to Section 409A of the Code, the award will have to comply with certain technical tax limitations with respect to when awards may be exercised or paid for.

Our 2008 Plan will terminate automatically on February 20, 2018, unless our Board terminates it sooner.  Our Board may amend our 2008 Plan at any time but to the extent shareholder approval is necessary, an amendment may not become effective until we obtain shareholder approval.

Our stock option plans may be terminated by our Board of Directors at any time without approval from our shareholders. Material amendments to our stock option plans require approval by our shareholders as required by the marketplace rules of the NASDAQ.

401(k) Plan

On May 9, 1997, we adopted a 401(k) Pre-tax Savings Plan (the “401(k) Plan”). All full time employees, including our Named Executive Officers, who have completed 90 days of service and are at least 21 years of age are eligible to participate in our 401(k) Plan. During 2009, employees were allowed to contribute to our 401(k) Plan up to the maximum annual limit of their current annual compensation, as statutorily prescribed. While in the past we have made matching contributions under the 401(k) Plan, in 2009, in light of current economic conditions, we temporarily suspended our regular matching contributions. The 401(k) Plan also allows us to make discretionary profit-sharing contributions each year based upon our profit. We did not make any profit-sharing contributions in 2009. Employee contributions and our matching contributions are paid to a corporate trustee and are invested as directed by the participant. Our contributions to our 401(k) Plan vest over five years or earlier if the participant retires at age 65, becomes disabled, or dies. Payments to participants may be made in the case of financial hardship, and distributions may be made in a lump sum. Our 401(k) Plan is intended to qualify under Section 401(a) of the Code, so that contributions made by employees or by us to our 401(k) Plan, and income earned on these contributions, are not taxable to our employees until withdrawn from the 401(k) Plan.

2009 Outstanding Equity Awards at Fiscal Year End Table

The following table sets forth certain information about outstanding equity awards held by our Named Executive Officers at December 31, 2009:

Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date
Stephen D. Fenstermacher	50,000		─		─	$2.63	August 22, 2010
	50,000		─		─	$2.69	October 31, 2011
	4,000	(1)	2,000	(1)	─	$7.31	September 5, 2017
	2,000	(2)	4,000	(2)	─	$6.39	February 21, 2018
	3,333	(3)	6,667	(3)	─	$2.50	November 19, 2018
	─		75,000	(4)	─	$3.53	February 17, 2019
	25,000	(5)	50,000	(5)	─	$3.10	December 21, 2019
	134,333		137,667		─

Robert A. Sinnott, Ph.D	25,000		─		─	$12.44	August 30, 2015
	5,000		─		─	$14.99	November 16, 2016
	4,000	(1)	2,000	(1)	─	$7.31	September 5, 2017
	2,000	(2)	4,000	(2)	─	$6.39	February 21, 2018
	3,333	(3)	6,667	(3)	─	$2.50	November 19, 2018
	25,000	(5)	50,000	(5)	─	$3.10	December 21, 2019
	64,000		62,667		─

Wayne L. Badovinus(6)	─		105,970		100,000	$6.03	March 31, 2010
	─		10,000		─	$2.50	March 31, 2010
	─		115,970	(7)	100,000

Randy S. Bancino	3,333	(3)	6,667	(3)	─	$2.50	November 19, 2018
	─		30,000	(11)	─	$2.79	March 1, 2019
	20,000	(5)	40,000	(5)	─	$3.10	December 21, 2019
	23,333		76,667		─

B. Keith Clark	30,000		─		─	$13.82	August 27, 2016
	4,000	(1)	2,000	(1)	─	$7.31	September 5, 2017
	2,000	(2)	4,000	(2)	─	$6.39	February 21, 2018
	3,333	(3)	6,667	(3)	─	$2.50	November 19, 2018
	1,667	(5)	3,333	(5)	─	$3.10	December 21, 2019
	41,000		16,000		─

Claire E. Zevalkink	─		30,000	(12)	─	$3.81	September 1, 2019
	─		30,000		─

Terri F. Maxwell(8)	─		30,000		─	$4.60	September 21, 2009
	─		10,000		─	$2.50	September 21, 2009
	─		40,000	(9)	─

Alfredo Bala	20,000		10,000	(10)	─	$7.98	September 30, 2017
	2,000	(2)	4,000	(2)	─	$6.39	February 21, 2018
	3,333	(3)	6,667	(3)	─	$2.50	November 19, 2018
	25,333		20,667		─

(1)	One-third of the stock options vest on each anniversary of the grant date, which began on September 6, 2008.
(2)	One-third of the stock options vest on each anniversary of the grant date beginning on February 22, 2009.
(3)	One-third of the stock options vest on each anniversary of the grant date beginning on November 20, 2009.
(4)	One-third of the stock options vest on each anniversary of the grant date beginning on February 18, 2010.
(5)
One-third of the stock options vested immediately on the grant date. Subsequently, one-third of the stock options will vest on the following two anniversaries of the grant date beginning on December 22, 2010.

(6)	Mr. Badovinus served as our President and Chief Executive Officer from May 2008 until December 2009. Mr. Badovinus resigned in December 2009.
(7)	All of Mr. Badovinus’ stock options expired on March 31, 2010.
(8)	Ms. Maxwell served as our Chief Marketing Officer and Senior Vice President from August 2008 until June 2009.
(9)	All of Ms. Maxwells’ stock options expired on September 21, 2009.
(10)	The remaining 10,000 of the unvested stock options vest on October 1, 2010.
(11)	One-third of the stock options vest on each anniversary of the grant date, which began on March 2, 2010.
(12)	One-third of the stock options vest on each anniversary of the grant date, which begins on September 2, 2010.

Pension Benefits and Non-Qualified Deferred Compensation

Our Named Executive Officers do not participate in any pension plans (other than the 401(k) Plan) or non-qualified deferred compensation plans.

Option Exercises and Stock Vested

We have not granted stock awards to our Named Executive Officers and therefore, no stock awards vested in 2009. No stock options were exercised by our Named Executive Officers during 2009.

Potential Payments Upon Termination or Change in Control

Each of our employment agreements with our Named Executive Officers provides for certain payments and benefits in the event of early termination. However, none of these employment agreements requires payment upon a change in control of the Company. Our stock option plans do, however, provide for accelerated vesting of options in the event of a change of control or other event for which the Board determines such accelerated vesting would be equitable under the circumstances. The following discussion summarizes our payment obligations to our Named Executive Officers upon termination or change in control (as defined under “Equity Compensation Plan Information” above) assuming such termination or change in control occurred on December 31, 2009:

Mr. Stephen D. Fenstermacher – Co-Chief Executive Officer and Chief Financial Officer

Under the terms of his employment agreement, if Mr. Fenstermacher is terminated for any reason he is entitled to (i) any remaining base salary earned and not yet paid through the termination date, (ii) any annual bonus, or any portion thereof, earned and not yet paid through the termination date, (iii) all reimbursable expenses due but not yet paid through the termination date, and (iv) all earned or vested benefits (or an amount equivalent to the value of such benefits) payable under our benefit plans or arrangements through the termination date. Under the terms of the employment agreement, if Mr. Fenstermacher resigns for good reason or we terminate him without cause or due to disability, we are obligated to pay Mr. Fenstermacher twelve (12) months annual base salary following his termination in regular installments on the usual and customary pay dates of the Company. Under the employment agreement, a termination for “cause” means (A) we determined that Mr. Fenstermacher has neglected, failed, or refused to render the services or to perform any other of his duties or obligations under his employment agreement, (B) Mr. Fenstermacher’s violation of any provision or obligation under his employment agreement, (C) Mr. Fenstermacher’s indictment for, or plea of no contest with respect to, any crime that adversely affects or may adversely affect us or the utility of Mr. Fenstermacher’s services to us, or (D) any other act or omission of Mr. Fenstermacher involving fraud, theft, dishonesty, disloyalty, or illegality that harms or embarrasses us. Mr. Fenstermacher may resign for “good reason” if we (W) deny any compensation due under his employment agreement, (X) require him to be based outside of Dallas County, Texas, (Y) decrease his title or pay or remove a material portion of his significant duties or responsibilities without his consent, or (Z) breach his employment agreement. For purposes of the agreement, the term “disability” means Mr. Fenstermacher becomes incapacitated by accident, sickness, or other circumstances that, in the reasonable judgment of the Board renders or is expected to render Mr. Fenstermacher mentally or physically incapable of performing the essential duties and services required of him under the agreement, with or without reasonable accommodation, for a period of at least 90 consecutive calendar days. As of December 31, 2009, Mr. Fenstermacher’s annual base salary was $350,000, and his employment agreement will expire on December 15, 2010.

The following table shows the potential payments upon termination of Mr. Fenstermacher’s employment under the circumstances described above or the occurrence of a change in control assuming such termination or change in control occurred on December 31, 2009.

Termination Event	Cash Severance		Acceleration of Equity Awards			Total Termination Payments
Termination With Cause	$	─	$	─		$	─
Termination Without Cause		$350,000	$	─			$350,000
Resignation for Good Reason		$350,000	$	─			$350,000
Resignation without Good Reason	$	─	$	─		$	─
Disability		$350,000	$	─			$350,000
Death	$	─	$	─		$	─
Non-Renewal of his Employment Agreement	$	─	$	─		$	─
Change in Control	$	─		$4,567	(1)	$	─

____________________
(1)
Amount reflects 56,667 unvested stock options calculated using the difference between the exercise price of the options and the closing price of our common stock of $3.11 on December 31, 2009. The remaining 81,000 unvested stock options have an exercise price that exceeded the closing price of $3.11 on December 31, 2009; therefore acceleration of these equity incentive awards is less than zero.

Dr. Robert A. Sinnott, Ph.D – Co-CEO and Chief Science Officer:

Under the terms of his employment agreement, if Dr. Sinnott resigns for good reason or we terminate Dr. Sinnott without cause or due to disability, he will continue to receive his base salary for twelve months from the termination date. Notwithstanding the statement above, if Dr. Sinnott’s employment is terminated for cause, if he resigns without good reason, or is terminated due to his death, he is entitled to (i) any remaining base salary earned and not yet paid through the termination date; (ii) any annual bonus, or portion thereof, that is earned through the termination date; (iii) all reimbursable expenses due but not yet paid through the termination date; and (iv) all earned or vested benefits (or an amount equivalent to the value of such benefits) payable under our benefit plans or arrangements through the termination date. Under the employment agreement, a termination for “cause” means (A) we determined that Dr. Sinnott has neglected, failed, or refused to render the services or to perform any other of his duties or obligations under his employment agreement, (B) Dr. Sinnott’s violation of any provision or obligation under his employment agreement, (C) Dr. Sinnott’s indictment for, or plea of no contest with respect to, any crime that adversely affects or may adversely affect us or the utility of Dr. Sinnott’s services to us, or (D) any other act or omission of Dr. Sinnott involving fraud, theft, dishonesty, disloyalty, or illegality that harms or embarrasses us. Dr. Sinnott may resign for “good reason” if we (W) deny any compensation due under his employment agreement, (X) require him to be based outside of Dallas County, Texas, (Y) decrease his title or pay or remove a material portion of his significant duties or responsibilities without his consent, or (Z) breach his employment agreement. For purposes of the agreement, the term “disability” means Dr. Sinnott becomes incapacitated by accident, sickness, or other circumstances that, in the reasonable judgment of the Board renders or is expected to render Dr. Sinnott mentally or physically incapable of performing the essential duties and services required of him under the agreement, with or without reasonable accommodation, for a period of at least 90 consecutive calendar days. As of December 31, 2009, Dr. Sinnott’s annual base salary was $350,000, and his employment agreement will expire on December 15, 2010.

The following table shows the potential payments upon termination of Dr. Sinnott’s employment under the circumstances described above or the occurrence of a change in control assuming such termination or change in control occurred on December 31, 2009.

Termination Event	Cash Severance		Acceleration of Equity Incentive Awards			Total Termination Payments
Termination With Cause	$	─	$	─		$	─
Termination Without Cause		$350,000	$	─			$350,000
Resignation for Good Reason		$350,000	$	─			$350,000
Resignation without Good Reason	$	─	$	─		$	─
Disability		$350,000	$	─			$350,000
Death	$	─	$	─		$	─
Non-Renewal of his Employment Agreement	$	─	$	─		$	─
Change in Control	$	─		$4,567	(1)	$	─

____________________
(1)
Amount reflects 56,667 unvested stock options calculated using the difference between the exercise price of the options and the closing price of our common stock of $3.11 on December 31, 2009. The remaining 6,000 unvested stock options have an exercise price that exceeded the closing price of $3.11 on December 31, 2009; therefore acceleration of these equity incentive awards is less than zero.

Mr. Wayne L. Badovinus - President and Chief Executive Officer:

Mr. Badovinus resigned as our President and Chief Executive Officer in December 2009. As of his resignation, Mr. Badovinus’s annual base salary was $600,000. Mr. Badovinus did not receive any cash severance payments or other termination payments upon his resignation.

Randy S. Bancino - President, Global Business Operations and Expansion:

Under the terms of his employment agreement, if Mr. Bancino resigns for good reason or we terminate Mr. Bancino without cause or due to disability, he will continue to receive his base salary through the end of the agreement term or for a period of twelve months from his last day of employment, whichever is longer. Notwithstanding the statement above, if Mr. Bancino’s employment is terminated for cause, if he resigns without good reason, or is terminated due to his death, he is entitled to (i) any remaining base salary earned and not yet paid through the termination date; (ii) any annual bonus, or portion thereof, that is earned through the termination date; (iii) all reimbursable expenses due but not yet paid through the termination date; and (iv) all earned or vested benefits (or an amount equivalent to the value of such benefits) payable under our benefit plans or arrangements through the termination date. Under the agreement, a termination for “cause” means (A) we have determined that Mr. Bancino has neglected, failed, or refused to render the services or to perform any other of his duties or obligations under the agreement, (B) Mr. Bancino’s violation of any provision or obligation under the agreement, (C) Mr. Bancino’s indictment for, or plea of no contest with respect to, any crime that adversely affects the utility of his services to us, or (D) any other act or omission of Mr. Bancino involving fraud, theft, dishonesty, disloyalty, or illegality that harms or embarrasses us. The agreement defines a resignation for “good reason” as (W) any denial of compensation due and owing to Mr. Bancino under the agreement, (X) any requirement that Mr. Bancino be based anywhere other than Dallas County, Texas, except for travel incident to our business, (Y) our demotion of Mr. Bancino in title or pay, or our removal of a material portion of Mr. Bancino’s significant duties or responsibilities without Mr. Bancino’s consent, or (Z) our material breach of the agreement. For purposes of the agreement, the term “disability” means Mr. Bancino becomes incapacitated by accident, sickness, or other circumstances that, in the reasonable judgment of the Board renders or is expected to render Mr. Bancino mentally or physically incapable of performing the essential duties and services required of him under the agreement, with or without reasonable accommodation, for a period of at least 90 consecutive calendar days. As of December 31, 2009, Mr. Bancino’s annual base salary was $290,000, and his employment agreement will expire on March 2, 2011.

The following table shows the potential payments upon termination of Mr. Bancino’s employment under the circumstances described above or the occurrence of a change in control assuming such termination or change in control occurred on December 31, 2009.

Termination Event	Cash Severance		Acceleration of Equity Awards			Total Termination Payments
Termination With Cause	$	─	$	─		$	─
Termination Without Cause		$290,000	$	─			$290,000
Resignation for Good Reason		$290,000	$	─			$290,000
Resignation without Good Reason	$	─	$	─		$	─
Disability		$290,000	$	─			$290,000
Death	$	─	$	─		$	─
Non-Renewal of his Employment Agreement	$	─	$	─		$	─
Change in Control	$	─		$14,067	(1)	$	─

____________________
(1)
Amount reflects the value of 76,667 unvested stock options calculated using the difference between the exercise price of the options and the closing price of our common stock of $3.11 on December 31, 2009.

Mr. B. Keith Clark - Executive Vice President, Chief Legal Officer, and Corporate Secretary:

Under the terms of his employment agreement, if Mr. Clark resigns for good reason or we terminate Mr. Clark without cause or due to disability, he will continue to receive his base salary for twelve months from the termination date. Notwithstanding the statement above, if Mr. Clark’s employment is terminated for cause, if he resigns without good reason, or is terminated due to his death, he is entitled to (i) any remaining base salary earned and not yet paid through the termination date; (ii) any annual bonus, or portion thereof, that is earned through the termination date; (iii) all reimbursable expenses due but not yet paid through the termination date; and (iv) all earned or vested benefits (or an amount equivalent to the value of such benefits) payable under our benefit plans or arrangements through the termination date. Under the employment agreement, a termination for “cause” means (A) we determined that Mr. Clark has neglected, failed, or refused to render the services or to perform any other of his duties or obligations under his employment agreement, (B) Mr. Clark’s violation of any provision or obligation under his employment agreement, (C) Mr. Clark’s indictment for, or plea of no contest with respect to, any crime that adversely affects or may adversely affect us or the utility of Mr. Clark’s services to us, or (D) any other act or omission of Mr. Clark involving fraud, theft, dishonesty, disloyalty, or illegality that harms or embarrasses us. Mr. Clark may resign for “good reason” if we (W) deny any compensation due under his employment agreement, (X) require him to be based outside of Dallas County, Texas, (Y) decrease his title or pay or remove a material portion of his significant duties or responsibilities without his consent, or (Z) breach his employment agreement. For purposes of the agreement, the term “disability” means Mr. Clark becomes incapacitated by accident, sickness, or other circumstances that, in the reasonable judgment of the Board renders or is expected to render Mr. Clark mentally or physically incapable of performing the essential duties and services required of him under the agreement, with or without reasonable accommodation, for a period of at least 90 consecutive calendar days. As of December 31, 2009, Mr. Clark’s annual base salary was $313,000, and his employment agreement will expire on December 15, 2010.

The following table shows the potential payments upon termination of Mr. Clark’s employment under the circumstances described above or the occurrence of a change in control assuming such termination or change in control occurred on December 31, 2009:

Termination Event	Cash Severance		Acceleration of Equity Awards			Total Termination Payments
Termination With Cause	$	─	$	─		$	─
Termination Without Cause		$313,000	$	─			$313,000
Resignation for Good Reason		$313,000	$	─			$313,000
Resignation without Good Reason	$	─	$	─		$	─
Disability		$313,000	$	─			$313,000
Death	$	─	$	─		$	─
Non-Renewal of his Employment Agreement	$	─	$	─		$	─
Change in Control	$	─		$4,100	(1)	$	─

____________________
(1)
Amount reflects 10,000 unvested stock options calculated using the difference between the exercise price of the options and the closing price of our common stock of $3.11 on December 31, 2009. The remaining 6,000 unvested stock options have an exercise price that exceeded the closing price of $3.11 on December 31, 2009; therefore acceleration of these equity incentive awards is less than zero.

Clair E. Zevalkink – Senior Vice President and Chief Global Marketing Officer:

Ms. Zevalkink was employed in September 2009 and currently has no employment agreement. However, our stock option plan provides for accelerated vesting of options in the event of a change in control or other event for which the Board determines such accelerated vesting would be equitable under the circumstances. Assuming such change in control occurred on December 31, 2009, Ms. Zevalkink would not be entitled to any payments as the exercise price of Mr. Zevalkink’s stock options exceeded the closing price of $3.11 on December 31, 2009.

Terri F. Maxwell - Chief Marketing Officer and Senior Vice President:

Effective June 22, 2009, we terminated the employment of Terry F. Maxwell as our Chief Marketing Officer and Senior Vice President. Under the terms of her separation agreement, Ms. Maxwell received a separation payment of approximately $373,000 in the form of continuation of her base salary through August 27, 2010.

Alfredo Bala - Senior Vice President of Global Sales:

Under the terms of his employment agreement, if Mr. Bala resigns for good reason or we terminate Mr. Bala without cause or due to disability, he will continue to receive his base salary through the end of the agreement term or for a period of twelve months from his last day of employment, whichever is longer. Notwithstanding the statement above, if Mr. Bala’s employment is terminated for cause, if he resigns without good reason, or is terminated due to his death, he is entitled to (i) any remaining base salary earned and not yet paid through the termination date; (ii) any annual bonus, or portion thereof, that is earned through the termination date; (iii) all reimbursable expenses due but not yet paid through the termination date; and (iv) all earned or vested benefits (or an amount equivalent to the value of such benefits) payable under our benefit plans or arrangements through the termination date. Under the agreement, a termination for “cause” means (A) we have determined that Mr. Bala has neglected, failed, or refused to render the services or to perform any other of his duties or obligations under the agreement, (B) Mr. Bala’s violation of any provision or obligation under the agreement, (C) Mr. Bala’s indictment for, or plea of no contest with respect to, any crime that adversely affects the utility of his services to us, or (D) any other act or omission of Mr. Bala involving fraud, theft, dishonesty, disloyalty, or illegality that harms or embarrasses us. The agreement defines a resignation for “good reason” as (W) any denial of compensation due and owing to Mr. Bala under the agreement, (X) any requirement that Mr. Bala be based anywhere other than Dallas County, Texas, except for travel incident to our business, (Y) our demotion of Mr. Bala in title or pay, or our removal of a material portion of Mr. Bala’s significant duties or responsibilities without Mr. Bala’s consent, or (Z) our material breach of the agreement. For purposes of the agreement, the term “disability” means Mr. Bala becomes incapacitated by accident, sickness, or other circumstances that, in the reasonable judgment of the Board renders or is expected to render Mr. Bala mentally or physically incapable of performing the essential duties and services required of him under the agreement, with or without reasonable accommodation, for a period of at least 90 consecutive calendar days. As of December 31, 2009, Mr. Bala’s annual base salary was $290,000, and his employment agreement will expire on October 1, 2010.

The following table shows the potential payments upon termination of Mr. Bala’s employment under the circumstances described above or the occurrence of a change in control assuming such termination or change in control occurred on December 31, 2009:

Termination Event	Cash Severance		Acceleration of Equity Awards			Total Termination Payments
Termination With Cause	$	─	$	─		$	─
Termination Without Cause		$290,000	$	─			$290,000
Resignation for Good Reason		$290,000	$	─			$290,000
Resignation without Good Reason	$	─	$	─		$	─
Disability		$290,000	$	─			$290,000
Death	$	─	$	─		$	─
Non-Renewal of his Employment Agreement	$	─	$	─		$	─
Change in Control	$	─		$4,067	(1)	$	─

____________________
(1)           Amount reflects 6,667 unvested stock options calculated using the difference between the exercise price of the options and the closing price of our common stock of $3.11 on December 31, 2009. The remaining 14,000 unvested stock options have an exercise price that exceeded the closing price of $3.11 on December 31, 2009; therefore acceleration of these equity incentive awards is less than zero.

Compensation and Stock Option Plan Committee Interlocks and Insider Participation

Messrs. Jobe, Gilbert, Kennedy, Toth and Mrs. Wier served during 2009 and currently serve on our Compensation and Stock Option Committee. None of these individuals is or has been an officer or employee of ours. None of our executive officers is a member of any other company’s board of directors, or serves as a member of any other company’s compensation committee that has or has had one or more executive officers serving as a member of our Board of Directors or our Compensation and Stock Option Plan Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions involving J. Stanley Fredrick

In November 2003, the Company entered into a Lock-Up Agreement whereby the Company agreed to pay Mr. J. Stanley Fredrick, the Company’s Chairman of the Board and a major shareholder, $185,000 per year for his agreement not to sell or transfer his shares to an outside party unless approved by the Company’s Board of Directors. On March 6, 2009, the Lock-up Agreement was terminated by mutual agreement of the Company and Mr. Fredrick. As of December 31, 2009 and 2008, Mr. Fredrick beneficially owned 3,150,000 shares of the Company’s common stock.

Transactions involving Samuel Caster

Mr. Caster, the Company’s founder, major shareholder, and former Chairman of the Board, founded MannaRelief in 1999 and served as its Chairman from 1999 through August 2007. MannaRelief is a 501(c)(3) charitable organization that provides charitable services for children.

Historically, the Company has made cash donations to MannaRelief, sold products to MannaRelief at cost plus shipping and handling charges, and shipped products purchased by MannaRelief to its chosen recipients. In addition, certain Company employees and consultants periodically volunteer to work or host various fund raising projects and events for MannaRelief at no cost to MannaRelief. The Company has made cash donations and sold products to MannaRelief as follows:

	2009		2008		2007
Sold Products	$0.7	million	$0.8	million	$1.0	million
Contributed Cash Donations	$0.3	million	$0.8	million	$0.9	million

In July 2007, the Texas Attorney General filed suit against the Company, MannaRelief Ministries, Samuel L. Caster, the Fisher Institute, and H. Reginald McDaniel alleging violations of the Texas Deceptive Trade Practices Act and the Texas Food, Drug and Cosmetic Act. On February 26, 2009, we reached an agreement with the Texas Attorney General’s office settling the enforcement action. Mr. Caster, who resigned as Chairman on January 30, 2009, also entered into an agreed settlement on February 26, 2009 with the Attorney General’s Office settling the enforcement action against him. As part of that agreed judgment, Mr. Caster, without admitting any wrongdoing or violations of Texas law, agreed to pay a fine of $1 million, and is enjoined from serving as an officer, director, or employee of the Company for a period of five years; provided, however, Mr. Caster is not prohibited by this settlement from acting as an independent consultant to the Company provided that he comply with the terms of the settlement agreement between the Company and the Texas Attorney General, including that he report directly to the Company’s CEO. Pursuant to the requirements of the Company’s articles of incorporation and bylaws, the Company has agreed to indemnify Mr. Caster for the amount of the fine and for any other expenses relating to this matter.

On March 17, 2009, the Company entered into a Consulting Agreement with Salinda Enterprises, LLC (“Salinda”) for the consulting services of Mr. Caster who is an employee of Salinda. Pursuant to the terms of the Consulting Agreement, the Company will pay Mr. Caster $650,000 a year for consulting services mutually agreed upon by the Company and Mr. Caster. The Consulting Agreement has a term of one year and may be renewed by the Company upon 60 days’ notice to Salinda before the expiration of the then current term. Subsequently, Salinda changed its name to Wonder Enterprises, LLC.

Transactions involving Ray Robbins

Mr. Ray Robbins is a member of the Company’s Board of Directors and a major shareholder. Mr. Robbins holds positions in the Company’s associate global downline network marketing system. The Company pays commissions and incentives to its independent associates and during 2009, 2008, and 2007, the Company paid commissions and incentives to Mr. Robbins totaling $3.4 million, $3.4 million, and $3.8 million, respectively. In addition, several of Mr. Robbins’ family members are independent associates and were paid associate commissions and earned aggregate incentives of approximately $0.5 million, $0.5 million, and $0.6 million for 2009, 2008, and 2007, respectively. All commissions and incentives paid to Mr. Robbins and his family members were paid in accordance with the Company’s global associate career and compensation plan.

Review and Approval of Related Party Transactions

Our Audit Committee reviews all relationships and transactions, including relationships and transactions with our directors, director nominees, executive officers and their immediate family members, as well as holders known by us to own more than 5% of any class of our voting securities and their family members, who have a direct or indirect material interest. Although the Board of Directors does not have a formal policy with respect to related party transactions, in approving or rejecting such proposed transactions, our Audit Committee considers the nature of the related party transaction, the amount and material terms of the transaction, whether the transaction is on terms no less favorable to the Company than terms generally available in a similar transaction with an unaffiliated third party, whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company, and other facts and circumstances available and deemed relevant to our Audit Committee.

REPORT OF THE AUDIT COMMITTEE

Our purpose is to assist the Company’s Board of Directors in overseeing its financial reporting, internal controls, and audit functions. Larry A. Jobe has been the Committee’s Chairman since February 2007 and is designated by the Board of Directors as the financial expert of our Audit Committee. Other members include Mrs. Patricia A. Wier and Messrs. Gerald E. Gilbert, Alan D. Kennedy and Robert A. Toth. The  Board of Directors has determined that each of the Audit Committee’s members meet the independence and financial literacy requirements for purposes of serving on such committee under applicable rules of NASDAQ and SEC. We operate under a written charter adopted by the Board of Directors. We review and address the adequacy of our charter on an annual basis. See our Amended Audit Committee Charter, which is posted on the Company’s corporate website at www.mannatech.com.

We are responsible for reviewing the Company’s consolidated financial statements, its systems of internal controls, and internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). Our activities are in no way designed to supersede or alter our responsibilities or the responsibilities of the Company’s independent registered public accounting firm. We assist the Company’s Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the Company’s accounting, auditing, and reporting practices, and such other duties as directed by the Board of Directors. Our role does not provide any special assurances with regard to the Company’s consolidated financial statements, nor does it involve a professional evaluation of the quality of audits performed by the Company’s independent registered public accounting firm. We strengthened our ability to assist the Board of Directors, and formed a subcommittee called the Disclosure Committee. The Disclosure Committee is comprised of high level employees and officers who report to us and the Company’s Co-Chief Executive Officer and Chief Financial Officer. The Disclosure Committee is responsible for reviewing all of the Company’s filings with the SEC. We have furnished the  Board of Directors with the following report:

We have reviewed and discussed with the Company’s management their consolidated audited financial statements as of and for the year ended December 31, 2009, and the certification process required by the Sarbanes-Oxley Act of 2002. The Company has represented to us that its consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have also discussed the following with BDO Seidman, LLP, the Company’s independent registered public accounting firm: (i) the auditor’s responsibilities, (ii) any significant issues arising during the audit, and (iii) other matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended by Statement on Auditing Standards No. 90, “Communications with Audit Committees” and No. 114 “The Auditor’s Communication with those Charged with Governance.” We received the written disclosures from BDO Seidman, LLP required by Rule 3520 of the PCAOB. We have discussed with the Company’s independent registered public accounting firm the accounting firm’s independence from Company management. In addition, we have discussed the adequacy of the Company’s internal control over financial reporting with the Company’s independent registered public accounting firm and its management.

Based on the review and discussions referred to above, we recommended to the  Board of Directors, and the  Board of Directors subsequently approved, that the Company’s year-end audited consolidated financial statements be included in the Company’s 2009 Annual Report on its Form 10-K for the year ended December 31, 2009 for filing with the United States Securities and Exchange Commission.

The Audit Committee

Larry A. Jobe, Chairman
Gerald E. Gilbert
Alan D. Kennedy
Robert A. Toth
Patricia A. Wier

OTHER MATTERS

Our Board of Directors does not know of any other matters that are to be presented for action at the 2010 Annual Shareholders’ Meeting. However, if any other matters properly come before us at the 2010 Annual Shareholders’ Meeting or any adjournments or postponements thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

ADDITIONAL INFORMATION AVAILABLE

ACCOMPANYING THIS PROXY STATEMENT IS A COPY OF OUR 2009 ANNUAL SHAREHOLDERS’ REPORT, WHICH INCLUDES CERTAIN INFORMATION THAT WAS CONTAINED IN OUR ANNUAL REPORT ON FORM 10-K. OUR ANNUAL SHAREHOLDERS’ REPORT AND OUR ANNUAL REPORT ON FORM 10-K DO NOT FORM ANY PART OF THE MATERIALS FOR THE SOLICITATION OF PROXIES. OUR ANNUAL SHAREHOLDERS’ REPORT AND FORM 10-K CAN BE VIEWED ON OUR CORPORATE WEBSITE AT WWW.MANNATECH.COM OR UPON WRITTEN REQUEST BY ANY SHAREHOLDER.

INFORMATION ABOUT OUR 2011 ANNUAL SHAREHOLDERS’ MEETING

We expect to hold our next Annual Shareholders’ Meeting on or about June 13, 2011 and our proxy materials in connection with our 2011 Annual Shareholders’ meeting are expected to be mailed on or before May 5, 2011.

FORWARD-LOOKING STATEMENTS

Certain disclosures and analysis in this proxy statement may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain events, risks, and uncertainties that may be outside our control. Forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. Similarly, descriptions of our objectives, strategies, plans, goals, targets, or other statements other than statements of historical fact contained herein are also considered forward-looking statements. All of these statements are based on assumptions that are subject to change and other risks. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in our business are set forth in our filings with the United States Securities and Exchange Commission. Estimates of future financial or operating performance provided by us are based on existing market conditions and information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon many factors, including the success of our international operations, our ability to attract and retain associates, changes in laws and governmental regulations and changes in market conditions. All subsequent written and oral forward-looking statements attributable to us or to individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

By order of our Board of Directors,

J. Stanley Fredrick
Chairman of the Board

Dated: April 21, 2010

Appendix A

MANNATECH, INCORPORATED
FREQUENTLY ASKED QUESTIONS

Our Board of Directors urges all shareholders to read all of the information included in the proxy materials provided to them. As a courtesy, our Board of Directors is providing each shareholder with the following list of frequently asked questions in hopes of eliminating some of the more commonly asked questions and keeping our shareholders informed of the various policies and procedures that must be followed for the 2010 Annual Shareholders’ Meeting.

1.Why did I receive a Notice of Internet Availability of Proxy Materials this year instead of a paper copy of the proxy materials?

Pursuant to rules promulgated by the SEC, we are providing access to our proxy materials over the Internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The notice contains instructions on how to access our proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials by mail.

2.Why didn’t I receive a Notice of Internet Availability of Proxy Materials?

We are providing some of our shareholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice. In addition, we are providing the Notice by e-mail to those shareholders who have previously elected delivery of the proxy materials electronically. Those shareholders should have received an e-mail containing a link to the website where materials are available.

If you received a paper copy of the proxy materials, you may elect to receive future proxy materials electronically by following the instructions on your proxy card or voting instruction form. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials.

3.How can I access the proxy materials over the Internet?

Your Notice of Internet Availability of Proxy Materials or proxy card will contain instructions on how to view our proxy materials for the 2010 Annual Shareholders’ Meeting on the Internet. Our proxy materials are also available on our company website at http://www.mannatech.com.

4.What is the difference between a proxy-voting card and a ballot?

A proxy-voting card is mailed to a shareholder. The proxy-voting card gives specific instructions on how to cast a vote prior to our 2010 Annual Shareholders’ Meeting by mail, telephone, or the Internet. The instructions on the proxy-voting card are different depending on whether the shareholder owns shares directly or through a broker. Shareholders should read and follow all of the instructions in their packets to ensure their votes are counted. Ballots, on the other hand, will be handed out at the 2010 Annual Shareholders’ Meeting to shareholders of record who own shares on the close of business on April 16, 2010.

5.What shares owned by a shareholder can be voted either by proxy or at the 2010 Annual Shareholders’ Meeting?

All shares owned by a shareholder directly or as a beneficial owner as of the record date, April 16, 2010, may be voted by the shareholder prior to the meeting by telephone or through the Internet, or by returning a proxy card, without having to attend the shareholder meeting in person. At the 2010 Annual Shareholders’ Meeting, shares may be voted using a ballot by (i) shareholders who directly own their shares and are verified with a valid form of identification and (ii) beneficial owners of record who are verified with a broker’s power of attorney giving them authority to vote at the meeting. If a shareholder does not have this information from his or her broker, our Inspector of Elections will not be able to count such shareholder’s vote because the broker may have already cast a vote on such shareholder’s behalf. We strongly recommend that a shareholder read the instructions on the Notice of Internet Availability of Proxy Materials or on the proxy-voting card received by the shareholder prior to the 2010 Annual Shareholders’ Meeting to understand how to cast a vote at the meeting. A shareholder’s broker can usually mail or fax a shareholder any necessary paperwork prior to the meeting.

6.What is the difference between direct ownership and beneficial ownership?

A shareholder has DIRECT OWNERSHIP over its shares if such shareholder directly holds the stock certificates in the shareholder’s own name. This is evidenced by the shareholder’s receipt of all mailings directly from either us, or our transfer agent, Computershare.

A shareholder has BENEFICIAL OWNERSHIP over its shares if such shareholder has delivered its stock certificates to a broker or purchased shares through a broker and receives all of our mailings either from a broker or through a solicitor, which is usually Broadridge Financial Solutions, Inc. As a beneficial owner, the shareholder still owns the shares, but our transfer agent does not have individual shareholders’ names from the brokers. The only information our transfer agent has is the aggregate total number of shares each broker holds on behalf of its clients.

7.How is voting different for direct holders versus beneficial owners?

Our transfer agent has the names of the shareholders who directly hold shares of our common stock, but it does not have any detailed information (such as the individual names or number of shares held) concerning shareholders who own shares through brokers. Only the individual brokers have the detailed information about each shareholder’s beneficial ownership. Each brokerage group is responsible for reporting their clients’ votes to our transfer agent and for providing all mailings to our shareholders who own stock through their brokerage firm. Each brokerage group also has its own set of instructions on how to cast a vote with such brokerage firm.

8.What does it mean if I received more than one set of materials?

This means your shares are registered with different names. For example, you may own some shares directly as a “registered holder” and other shares through a broker in “street name,” or you may own shares through more than one broker. In these situations you may receive multiple sets of proxy materials. It is necessary for you either to attend in person (please note, however, that if a broker or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from that registered holder a proxy card issued in your name), follow the instructions to vote your shares by telephone or through the Internet provided in the Notice of Internet Availability of Proxy Materials or return a signed, dated and marked proxy card if you received a paper copy of the proxy card. If you vote by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card.

9.Can I change my proxy vote?

Both direct shareholders and beneficial shareholders can revoke a proxy-vote prior to commencement of the 2010 Annual Shareholders’ Meeting. Attendance at the 2010 Annual Shareholders’ Meeting will not in itself constitute a revocation of a shareholder’s proxy-vote. Generally, shareholders may revoke their proxy-vote by submitting a new proxy-vote with a later date or by voting in person at our 2010 Annual Shareholders’ Meeting. Shareholders should call the telephone number listed within the shareholder information packets to obtain specific instructions on how to revoke their proxy-vote. Specific instructions on how to revoke a proxy-vote may be different depending on whether a shareholder is a direct shareholder or a beneficial shareholder.

Each set of instructions should include the shareholder’s account number and the solicitor’s telephone number and email address. Our Inspector of Elections only will count the verified proxy-votes received from each shareholder and brokerage firm with the latest date. Each share of our common stock represents one vote. Shareholders should call the telephone number provided to them in their shareholder information packets if they are unsure or have any questions. Telephone numbers may be different depending on whether a shareholder is a direct shareholder or a beneficial shareholder. The telephone numbers may also be different if a shareholder holds shares at different brokerage firms.

10.How can I attend the 2010 Annual Shareholders’ Meeting?

The 2010 Annual Shareholders’ Meeting will be held on June 9, 2010 at 3:00 p.m., Central Daylight Time, at the Grapevine Convention Center in Grapevine, Texas. Shareholders will be admitted upon check-in. No cameras or recording equipment will be permitted in the meeting room as we will be taping the meeting in its entirety.

11.Where can I find the voting results of the 2010 Annual Shareholders’ Meeting?

We will announce preliminary voting results of the 2010 Annual Shareholders’ Meeting in a press release issued on or about June 11, 2010, and will publish final voting results on Form 8-K, which is expected to be filed with the Securities and Exchange Commission (“SEC”) on or before June 14, 2010.

12.Can I have someone else cast a vote for me at the 2010 Annual Shareholders’ Meeting?

In order to have someone else cast your vote at the meeting, you must provide the person with whom you would like to cast your vote a power of attorney form. This person is called a shareholder designee (“designee”). A valid power of attorney form must be notarized and contain the following:

•	the date;

•	the full name of the designee;

•	the number of shares you hold and to be voted by the designee;

•	the nature and extent of the authority granted to the designee;

•	the expiration date that terminates the designee’s rights to cast your vote on your behalf; and

•	your signature.

The original power of attorney form must be attached to the ballot that is turned in at the meeting by the designee. If you are a beneficial owner, you must also provide the proper documentation from your broker to the designee, which would allow you to vote and attend the meeting. The designee should then attach all of the original form(s) to the ballot to be turned in at the 2010 Annual Shareholders’ Meeting.

The designee must complete a separate ballot and attach the original power of attorney form and/or the proper documentation from the broker (only if the shares are held through a broker) and must sign each ballot as your designee.

13.How can I vote against some or all of the nominees for the Board of Directors?

To vote against some or all of our Board nominees, you should check the “WITHHOLD ALL” or the “FOR ALL EXCEPT” boxes next to the name of each of the applicable nominees on the proxy-voting card or ballot.

14.How can I write-in a nominee for the Board of Directors?

You CANNOT write-in additional Board nominees on your proxy-voting card when voting by mail, telephone, or the Internet. You may ONLY write-in the names of additional nominees for whom you wish to vote on the ballot at the 2010 Annual Shareholders’ Meeting.

To write-in a nominee on the ballot at the 2010 Annual Shareholders’ Meeting, you should check the “FOR ALL EXCEPT” box and identify the nominees for which you desire to vote against. You should then write-in your nominee(s) in the blank provided. You may only write-in as many nominees as you voted against. For example, if there were a total of three nominees listed on the ballot and you withheld a vote for two of the three nominees, two additional nominees may be written in.

15.How can I recommend that a person be listed on the ballot as a nominee for the Board of Directors?

Shareholder recommendations for nominee(s) for our Board of Directors should have been submitted to our CFO by December 31, 2009, so that our Board of Directors could have considered such persons for nomination at the 2010 Annual Shareholders’ Meeting. Nominee recommendations should include a candidate’s name, age, biographical information, and qualifications. Our CFO forwards the list of nominees to the Nominating and Governance Committee of our Board of Directors. Our Nominating and Governance Committee reviews all of the nominees and recommends a list of nominees to our Board of Directors. Our Board of Directors then votes on the nominees. Only the nominees approved by our Board of Directors will be listed on our ballot, proxy-voting card, and in our proxy statement on Schedule 14A, which is expected to be filed with the SEC on or before April 30, 2010. To submit recommendations for a nominee to our Board of Directors at the 2011 Annual Shareholder Meeting, a shareholder should submit in writing the nominees information to our CFO by December 31, 2010. The nomination should be either faxed to (972) 471-7342 or mailed to our CFO at Mannatech, Incorporated, 600 S. Royal Lane, Suite 200, Coppell, Texas 75019.

16.How are the votes counted?

Our Inspector of Elections will be responsible for tabulating all of the votes for the 2010 Annual Shareholders’ Meeting. The presence, in person or by proxy-vote, of the holders of at least a majority of shares of our common stock outstanding, as of the record date, is necessary to have a quorum for the 2010 Annual Shareholders’ Meeting. “ABSTAIN” votes and broker “non-votes” will be counted as present for purposes of determining a quorum. A broker “non-vote” occurs when brokers or nominees return a properly executed proxy but do not vote on a particular matter because they have no discretionary power to vote and have received no instructions from the beneficial owners thereof or persons entitled to vote thereon.

In tabulating the votes, if a proxy-vote or ballot is signed by the shareholder but submitted without providing specific voting instructions, the shareholder’s vote will be counted as a vote “FOR” each of the proposals.

For Proposal 1(Election of Directors) — If a quorum is obtained, our Class II directors will be elected by a plurality of the shares represented, in person or by proxy, at the 2010 Annual Shareholders’ Meeting and entitled to vote. This means that the two nominees receiving the highest number of affirmative votes at the 2010 Annual Shareholders’ Meeting will be elected as our two Class II directors. Votes marked “FOR ALL” will be counted in favor of all nominees, except to the extent a shareholder specifies differently. Votes marked “WITHHOLD ALL” will be counted against all nominees. To specify differently, a shareholder must check the “FOR ALL EXCEPT” box and then identify the nominees for whom the shareholder wishes to vote against. Selecting “WITHHOLD ALL” votes for a nominee has no effect on the vote since a plurality of the votes at the 2010 Annual Shareholders’ Meeting is required for the election of each nominee. Shareholders may not abstain from voting with respect to the election of directors.

For Proposal 2 (Ratification of Auditors) — If a quorum is obtained, and a majority of the shares represented, in person or by proxy, at the 2010 Annual Shareholders’ meeting and entitled to vote, are in favor of Proposal 2, the ratification of the appointment of our independent registered public accounting firm will be approved. Votes marked “FOR” will be counted in favor of the ratification of the appointment of our independent registered public accounting firm. An “ABSTAIN” vote from voting on Proposal 2 will be treated as a vote against the ratification of the appointment of our independent registered public accounting firm. Because the ratification of our independent registered public accounting firm is a routine matter for which specific instructions from beneficial owners will not be required, no “broker non-votes” will arise in the context of Proposal 2.

For Proposal 3 (Incentive Plan Amendments) — If a quorum is obtained, and a majority of the shares represented, in person or by proxy, at the 2010 Annual Shareholders’ Meeting and entitled to vote, are in favor of Proposal 3, our 2008 Stock Incentive Plan will be amended to permit a one-time stock option exchange program. Votes marked “FOR” Proposal 3 will be counted in favor of amendment of the 2008 Stock Incentive Plan to permit a one-time stock exchange program. An abstention from voting on Proposal 3 will be treated as a vote against Proposal 3. A broker non-vote will be treated as a vote against Proposal 3.

17.What should I do if I never received my proxy materials or if the proxy materials have been lost?

You should contact you broker’s customer service department. The broker should verify that you were a shareholder on the close of business on April 16, 2010 and give you specific instructions on how to obtain new proxy materials and cast a vote. Anyone can view our 2010 proxy statement by logging onto our corporate website, www.mannatech.com.

Mannatech.

600 S. ROYAL LANE
SUITE 200
COPPELL, TX 75019

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 8, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Mannatech, Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 8, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M24738-P89438 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MANNATECH, INCORPORATED

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) J. Stanley Fredrick
02) Patricia A. Wier

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of the appointment of BDO Seidman, LLP as its Independent Registered Public Accounting Firm.	☐	☐	☐
3. Approval of amendments to the 2008 Stock Incentive Plan to permit a one-time stock option exchange program.	☐	☐	☐

NOTE: The Shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR the items 1 , 2, and 3. If any other matters properly come before the meeting, or if cumulative voting required, the person named in this proxy will vote in his discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M24739-P89438

MANNATECH, INCORPORATED
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
JUNE 9, 2010

The shareholder(s) hereby appoint(s) Gerald E. Gilbert as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Mannatech, Incorporated that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 p.m., Central Daylight Time, on Wednesday, June 9, 2010, at the Grapevine Convention Center, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

(Continued and to be signed on reverse side)